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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Take-Two Interactive Software, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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February 26, 2010

Dear Stockholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of Take-Two Interactive Software, Inc., that will be held on April 15, 2010, at 4:00 p.m. local time at the W Hotel Union Square, 201 Park Avenue South, New York, New York.

        Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement, which you are urged to read carefully.

        We are pleased to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. On or about March 2, 2010, we expect to begin mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report and vote online; however, stockholders of record will receive a copy of the Proxy Statement and Annual Report by mail instead of receiving this Notice. The Proxy Statement and Notice contain instructions on how you can receive a paper copy of the Proxy Statement and Annual Report if you only received a Notice by mail.

        Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the Notice of Annual Meeting and Proxy Statement, we urge you to cast your vote via the Internet or, if you received a proxy card, complete, sign, date and return the proxy card in the envelope provided. If the address on the Notice or the accompanying material is incorrect, please advise our Transfer Agent, American Stock Transfer & Trust Company, in writing, at 59 Maiden Lane, New York, New York 10038.

        We hope to see you at the meeting and appreciate your continued support.

Sincerely,

Strauss Zelnick Executive Chairman	Ben Feder Chief Executive Officer

Take-Two Interactive Software, Inc. 622 Broadway, New York, New York 10012, USA
tel 646.536.2842    fax 646.536.2926    www.take2games.com

TAKE-TWO INTERACTIVE SOFTWARE, INC.
622 Broadway
New York, New York 10012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 15, 2010

To the Stockholders of TAKE-TWO INTERACTIVE SOFTWARE, INC.:

        NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting (the "Annual Meeting") of stockholders of Take-Two Interactive Software, Inc. (the "Company") will be held on April 15, 2010, at 4:00 p.m. local time at the W Hotel Union Square, 201 Park Avenue South, New York, New York, to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement:

  1.
  the election as directors of the eight nominees named in the attached Proxy Statement;

  2.
  the approval of the Amendment to the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan;

  3.
  the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2010; and

  4.
  such other business that may properly come before the Annual Meeting or any adjournment thereof.

        Your Board of Directors believes that the election of the nominated directors, the approval of the Amendment to the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan and the ratification of the appointment of Ernst & Young LLP are in the best interests of the Company and its stockholders and, accordingly, recommends a vote "FOR" the approval of these proposals.

        Only stockholders of record at the close of business on February 22, 2010 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Daniel P. Emerson Corporate Secretary

February 26, 2010

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND COMPLETE AND SUBMIT YOUR PROXY CARD VIA THE INTERNET OR SIGN AND DATE YOUR PAPER PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
622 Broadway
New York, New York 10012

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 15, 2010

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Take-Two Interactive Software, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 15, 2010 at 4:00 p.m. local time, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

        The Company expects to either mail or provide notice and electronic delivery of this proxy statement and the enclosed form of proxy to stockholders on or about March 2, 2010.

        Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. A proxy may be revoked by the stockholder of record at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

        The address of the principal executive offices of the Company is 622 Broadway, New York, New York 10012, and its telephone number is (646) 536-2842.

        The rules of the Securities and Exchange Commission ("SEC") require us to notify all stockholders, including those stockholders to whom we have mailed proxy materials, of the availability of our proxy materials through the Internet.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be held on April 15, 2010

Our Proxy Statement and 2009 Annual Report to Stockholders are available at
http://www.proxyvote.com

        The following questions and answers provide important information about the Annual Meeting and this Proxy Statement:

What matters will be considered at the Annual Meeting?

  •
  the election as directors of the eight nominees named in the attached Proxy Statement;

  •
  the approval of the Amendment to the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan (the "Amendment to the 2009 Stock Incentive Plan");

  •
  the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2010; and

  •
  such other business that may properly come before the Annual Meeting or any adjournment thereof.

How does the Board recommend that stockholders vote on these matters?

        Your Board of Directors believes that the election of the nominated directors, the approval of the Amendment to the 2009 Stock Incentive Plan and the ratification of the appointment of Ernst & Young LLP ("E&Y") are in the best interests of the Company and its stockholders and, accordingly, recommends a vote "FOR" the approval of these proposals.

Who is entitled to vote?

        Stockholders of record as of the close of business on February 22, 2010 (the "Record Date") are entitled to attend and vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on each matter submitted to a vote at the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

        The rules of the SEC permit us to make our proxy materials available to beneficial owners of our stock electronically over the Internet without having to mail printed copies of the proxy materials. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") to our beneficial owners. All beneficial owners will have the ability to access the proxy materials, including this Proxy Statement and our 2009 Annual Report, on the website referred to in the Notice of Internet Availability or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. In addition, beneficial owners may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What does it mean if I receive more than one Notice of Internet Availability or proxy card?

        It may mean that you hold shares registered in more than one account. Follow the voting instructions provided on each Notice of Internet Availability that you received to ensure that all of your shares are voted. If you received paper proxy cards, sign and return all proxy cards to ensure that all of your shares are voted. You may call American Stock Transfer & Trust Company at 1-800-937-5449 if you have any questions regarding the share information or your address appearing on the paper proxy card.

How do I vote?

        You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability.

        If you received a full set of proxy materials and your shares are registered directly with American Stock Transfer & Trust Company you may vote via the Internet at www.proxyvote.com. Although we encourage you to vote via the Internet, you may also sign and date each paper proxy card you receive and return it in the prepaid envelope. The enclosed proxy will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked in the manner described above.

        If you hold your shares through a stock broker, nominee, fiduciary or other custodian you may also be able to vote through a program provided through Broadridge Financial Solutions that offers Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in the Broadridge program, you are offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the Broadridge program must be received by 11:59 p.m. (Eastern Time) on April 14, 2010.

What happens if I do not give specific voting instructions?

        For Shares Directly Registered in the Name of the Stockholder:    If you indicate when voting on the Internet that you wish to vote as recommended by the Board of Directors or if you return your signed proxy but do not indicate your voting preferences, the Company will vote on your behalf "FOR" the election of the nominated directors, "FOR" the Amendment to the 2009 Stock Incentive Plan and "FOR" the ratification of the appointment of E&Y. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.

        For Shares Registered in the Name of a Brokerage Firm or Bank:    If your shares are held in street name, your broker or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is "routine." Under the rules that govern brokers that have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the ratification of the appointment of independent registered public accounting firms, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on "non-routine" matters, such as the election of directors and the approval of the Amendment to the 2009 Stock Incentive Plan without such voting instructions. A "broker non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

What is an abstention?

        An abstention is a properly signed proxy card that is marked "abstain" or properly completed instructions via the Internet to the same effect.

How do I sign the paper proxy card?

        Sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as an attorney, executor, administrator, guardian, trustee or the officer or agent of a company), you should indicate your name and title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign the proxy card, not the minor. If the stock is held in joint ownership, both owners must sign.

May I vote my shares in person at the Annual Meeting?

        For Shares Directly Registered in the Name of the Stockholder:    Yes. However, we encourage you to vote by proxy card or the Internet even if you plan to attend the meeting. If you wish to give a proxy to someone other than the individuals named as proxies on the enclosed proxy card, you may cross out the names appearing on the enclosed proxy card, insert the name of some other person, sign the card and give the proxy card to that person for use at the meeting.

        For Shares Registered in the Name of a Brokerage Firm or Bank:    Yes, but in order to do so you will first have to ask your bank, broker or other intermediary to furnish you with a legal proxy. You will need to bring the legal proxy with you to the meeting, and hand it in with a signed ballot that you can request at the meeting. You will not be able to vote your shares at the meeting without a legal proxy and a signed ballot.

        Your attendance at the Annual Meeting in and of itself will not automatically revoke a proxy that was submitted via the Internet or by mail.

Who will count the votes?

        A representative of American Stock Transfer & Trust Company will tabulate the votes and act as independent inspector of election.

What constitutes a quorum?

        A majority of the outstanding shares of Common Stock on the Record Date present or represented by proxy constitutes a quorum for the Annual Meeting. As of the close of business on the Record Date, 84,551,370 shares of Common Stock were issued and outstanding. Subject to the rules regarding the votes necessary to adopt the proposals discussed below, abstentions and broker non-votes (as described above) will be counted for purposes of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the Annual Meeting (including any meeting resulting from an adjournment or postponement of the Annual Meeting, unless a new record date is set).

What vote is needed to approve the matters to be presented at the Annual Meeting?

        In an uncontested election for directors, the eight persons receiving the highest number of "FOR" votes at the Annual Meeting will be elected. However, the Company's Bylaws provide that any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election (a "Majority Withheld Vote") promptly shall tender his resignation to the Corporate Governance Committee for consideration following certification of the stockholder vote. See below under the heading "Election of Directors (Proposal 1)—Policy on Majority Voting for Directors."

        A "FOR" vote by a majority of the votes cast is required to approve the Amendment to the 2009 Stock Incentive Plan pursuant to applicable NASDAQ rules, and a "FOR" vote by a majority of the shares present and entitled to vote is required to ratify the appointment of E&Y and to approve any stockholder proposal. For purposes of determining approval of a matter presented at the Annual Meeting, abstentions will be deemed present and entitled to vote (but not cast), while broker non-votes will not be deemed present and entitled to vote. Both abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.

Will any other matters be acted on at the Annual Meeting?

        If any other matters are properly presented at the Annual Meeting or any adjournment, the persons named in the proxy will have discretion to vote on those matters. As of the date by which stockholder proposals must have been received by the Company to be presented at the Annual Meeting, and as of the date of this proxy statement, the Company did not know of any other matters to be presented at the Annual Meeting.

Who pays for this proxy solicitation?

        The Company will bear the entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders. The Company has retained MacKenzie Partners, Inc., a proxy solicitation firm, to solicit proxies for a fee of $20,000, plus reimbursement of its out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and these entities may be reimbursed by the Company for their expenses. Proxies also may be solicited by directors, officers or employees of the Company in person or by telephone, e-mail or other means. No additional compensation will be paid to such individuals for these services.

How may I communicate with the Board of Directors?

        Stockholders wishing to send communications to the Board of Directors individually or as a group may do so by writing to: The Board of Directors of Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012, Attention: Corporate Communications. You should identify your communication as being from a stockholder of the Company. The Company may require reasonable evidence that your communication or other submission is made by a stockholder of the Company before transmitting your communication to the Board of Directors.

AVAILABILITY OF CERTAIN DOCUMENTS

Householding of Annual Meeting materials

        Some banks, brokers and other nominee record holders may participate in the practice of "householding" proxy statements and their accompanying documents and/or Notices of Internet Availability. This means that only one copy of our Proxy Statement and/or Notice of Internet Availability is sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents without charge to you upon written request to Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012, Attn: Investor Relations; our main telephone number is (646) 536-2842. If you want to receive separate copies of our proxy statements and/or Notice of Internet Availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

Additional information

        We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our Internet website at www.take2games.com or the SEC's website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our Annual Report on Form 10-K for the year ended October 31, 2009, without charge to any stockholder upon written request to Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012, Attn: Investor Relations.

ELECTION OF DIRECTORS
(Proposal 1)

        At the Annual Meeting eight directors will be elected to hold office for a term expiring at the 2011 Annual Meeting of Stockholders. The Board of Directors, upon the recommendation of the Corporate Governance Committee, has nominated the nominees named herein. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

        At the Annual Meeting, the proxies given by stockholders will be voted individually for the election, as directors of the Company, of the persons named herein, unless a proxy card specifies that it is not to be voted in favor of a nominee for director. If any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as may be designated by the Board of Directors. Each of the persons named herein has indicated to the Board of Directors that he will be available to serve as a director of the Company.

        Policy on Majority Voting for Directors.    In an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election promptly shall tender his or her resignation to the Corporate Governance Committee following certification of the stockholder vote. The Corporate Governance Committee promptly will consider the resignation offer and recommend to the Board of Directors the action to be taken with respect to such offered resignation. The Board of Directors will act on the Corporate Governance Committee's recommendation within 90 days following the date of the Annual Meeting. Thereafter, the Board of Directors promptly will disclose its decision whether to accept the director's resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K filed with the SEC. Any director tendering a resignation pursuant to this provision shall not participate in the Corporate Governance Committee recommendation or action of the Board of Directors regarding whether or not to accept the resignation offer. Abstentions and broker non-votes with respect to a director's election will not be counted as votes "withheld" for purposes of this policy.

        The Board of Directors recommends that stockholders vote FOR the election of the nominees named below.

        Set forth below is information with respect to the nominees for directors:

        Strauss Zelnick, age 52, has been Chairman of the Company since April 2007 and became Executive Chairman in February 2008. Mr. Zelnick is also a partner in ZelnickMedia Corporation ("ZelnickMedia"). Mr. Zelnick serves as Executive Chairman pursuant to the terms of the Management Agreement between the Company and ZelnickMedia. See "Certain Relationships and Related Transactions—Management Agreement." Mr. Zelnick currently is Chairman of Columbia Music Entertainment (CME) of Japan and ITN Networks. He serves on the boards of directors of Blockbuster Inc. and Naylor Inc. Mr. Zelnick served as Executive Chairman of Direct Holdings Worldwide, Inc., the parent company of Time Life and Lillian Vernon, until the company was sold to Reader's Digest on March 2, 2007. Prior to forming ZelnickMedia, Mr. Zelnick was President and Chief Executive Officer of BMG Entertainment, a $4.7 billion music and entertainment company with more than 200 record labels and operations in 54 countries. Mr. Zelnick's appointment as President and Chief Executive Officer of BMG Entertainment followed his tenure as President and Chief Executive Officer of the company's North American business unit from 1994 through 1998. Before joining BMG Entertainment, Mr. Zelnick was President and Chief Executive Officer of Crystal Dynamics, a leading producer and distributor of interactive game software. Prior to that, he spent four years as President and Chief Operating Officer of 20th Century Fox, where he managed all aspects of its worldwide motion picture and distribution business. Previously, he spent three years at Vestron Inc. as a senior executive, and rose to become President and Chief Operating Officer. Mr. Zelnick also served as Vice President, International Television for Columbia Pictures. Mr. Zelnick holds an MBA and a JD from Harvard University and a BA from Wesleyan University. He is an associate member of the National Academy of Recording Arts and Sciences and served on the board of directors of the Recording Industry Association of America and the Motion Picture Association of America.

        Robert A. Bowman, age 54, has been a director of the Company since April 2007. Mr. Bowman is the President and Chief Executive Officer of Major League Baseball Advanced Media, LP, which manages the interactive and Internet rights for Major League Baseball, a position he has held since 2000. Prior to joining MLB Advanced Media, Mr. Bowman was President and Chief Operations Officer of ITT Corporation from 1995 to 2000, where he previously served as Chief Financial Officer from 1991 to 1995. Mr. Bowman served as the Treasurer of the State of Michigan from 1983 to 1990, overseeing its tax policy and collection and the state's pension fund. Mr. Bowman serves as President of the Michigan Education Trust and is a director of Blockbuster Inc., The Warnaco Group, Inc., and Geeknet, Inc., serving as the Chair of the Audit Committee at Blockbuster and on the Audit Committee and Compensation Committee at Warnaco.

        SungHwan Cho, age 35, was recommended to the Corporate Governance Committee by Carl C. Icahn, a beneficial owner of more than 10% of the Company's stock. See "Certain Relationships and Related Transactions—Icahn Agreement." Mr. Cho has been Portfolio Company Associate at Icahn Enterprises L.P., an entity controlled by Carl C. Icahn since October 2006. From 2004 to 2006, Mr. Cho served as Director of Finance for Atari, Inc., a publisher of video game software. From 1999 to 2002, Mr. Cho served as Director of Corporate Development and Director of Product Development at

Talk America, a telecommunications provider to small business and residential customers. Previously, Mr. Cho was an investment banker at Salomon Smith Barney in New York and Tokyo. He is a director of PSC Metals Inc., a metal recycling company; PSC LLC, an industrial services company; Viskase Companies, Inc., a meat casing company; and WestPoint International Inc, a home textiles manufacturer. Mr. Cho received a B.S. from Stanford University and an MBA from New York University, Stern School of Business.

        Michael Dornemann, age 64, has been a director since April 2007. Mr. Dornemann is an entertainment and marketing executive with more than 30 years of management consulting, corporate development, strategic advisory and media experience. Since 2001, Mr. Dornemann has served on several boards and currently serves on the board of directors of Jet Set AG, a worldwide fashion company based in Switzerland, as Vice-Chairman of Access Worldwide Communications and on the board of directors of Columbia Music Entertainment (CME) of Japan. Prior to 2001, Mr. Dornemann was an executive board member of Bertelsmann AG for 16 years and Chief Executive Officer of Bertelsmann Entertainment (music and television division) and held positions with IBM and Boston Consulting Group.

        Brett Icahn, age 30, was recommended to the Corporate Governance Committee by Carl C. Icahn, a beneficial owner of more than 10% of the Company's stock. See "Certain Relationships and Related Transactions—Icahn Agreement." Mr. Icahn is an investment analyst for Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III, all of which are funds owned and operated by Carl C. Icahn. Mr. Icahn has served as a director of American Railcar Industries, Inc., a publicly traded railcar manufacturer that is controlled by Carl C. Icahn, since January 2007. Prior to that Mr. Brett Icahn served on the board of Motricity, a mobile software company, and on the board of HowStuffWorks.com, an internet website. Mr. Brett Icahn received a B.A. from Princeton University and is the son of Carl C. Icahn.

        J Moses, age 51, has been a director since April 2007. From 1997 until July 2010, Mr. Moses was the Chief Executive Officer of UGO Networks, Inc., an online publisher delivering information and entertainment for gamers. Mr. Moses, who co-founded UGO Networks, managed the sale of that company to the Hearst Corporation in August 2007. Prior thereto, Mr. Moses served as President of MTV Russia and oversaw the launch of MTV Networks in Russia in 1996. Mr. Moses, a 30 year veteran of the media industry, also served as the President of BMG Interactive from 1992 to 1995. Mr. Moses serves on advisory boards to Simulmedia, Inc. and AbilTo LLC.

        James L. Nelson, age 60, was recommended to the Corporate Governance Committee by Carl C. Icahn, a beneficial owner of more than 10% of the Company's stock. See "Certain Relationships and Related Transactions—Icahn Agreement." Mr. Nelson has served as a director of Icahn Enterprises G.P., Inc. since June 2001. Since December 2003, Mr. Nelson has served as a director of American Entertainment Properties Corp. From May 2005 until November 15, 2007, Mr. Nelson served as a director of Atlantic Coast Entertainment Holdings LLC. From 1986 until 2009, Mr. Nelson was Chairman and Chief Executive Officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company. From March 1998 through 2003, Mr. Nelson was Chairman and Chief Executive Officer of Orbit Aviation, Inc. From August 1995 until July 1999, Mr. Nelson was Chief Executive Officer and Co-Chairman of Orbitex Management, Inc., a financial services company in the fund management sector. From August 1995 until March 2001, he was a director of Orbitex Financial Services Group. Mr. Nelson currently serves as a director and Chairman of the Audit Committee of Viskase Companies, Inc. From January 2008 through June 2008, Mr. Nelson served as a director of Shuffle Master, Inc. From March 2008 until February 2010, Mr. Nelson served as a director and on the Audit Committee of Pacific Energy Resources Ltd., an energy producer. In April 2008, Mr. Nelson was appointed a director and Chairman of the Audit Committee of Cequel Communications, an owner and operator of a large cable television system.

        Michael Sheresky, age 42, has been a director since April 2007. Mr. Sheresky has been a motion picture talent agent at United Talent Agency since June 2009. From 1997 until May 2009, Mr. Sheresky held a number of positions at the William Morris Agency, a talent agency, most recently Senior Vice President in its Motion Picture Department. Mr. Sheresky holds an MBA from Harvard University and a BA from Vassar College.

        Set forth below is information with respect to the Company's directors who have not been nominated to run for re-election, and accordingly, whose service on the Board of Directors will end upon the election of their successors.

        Ben Feder, age 46, has been Chief Executive Officer and a director of the Company since April 2007. Mr. Feder also is a partner of ZelnickMedia, a media investment and management firm, and is involved in overseeing ZelnickMedia's interest in Columbia Music Entertainment (CME) of Japan. He is a director of CME, which is traded on the Tokyo Stock Exchange. Prior to co-founding ZelnickMedia in 2001, Mr. Feder was Chief Executive Officer of MessageClick, Inc., a leading provider of voice messaging technology for next-generation telephone networks, and held a senior position with News Corporation. Mr. Feder will remain as Chief Executive Officer following the Annual Meeting.

        Grover C. Brown, age 74, has been a director of the Company since March 2006. Mr. Brown, a former judge, has been special counsel at the Wilmington, Delaware law firm of Gordon, Fournaris & Mammarella, P.A. since March 2000. Previously, Mr. Brown was a partner at the Wilmington law firm of Morris, James, Hitchens & Williams from 1985 to 2000. Mr. Brown served as Chancellor and Vice Chancellor of the Delaware Court of Chancery from 1973 until 1985 and was a Family Court Judge for the State of Delaware prior to that time. Mr. Brown was a director of Cablevision Systems Corporation, a telecommunications and entertainment company and was a member of its Special Litigation Committee from October 2006 to May 2008.

        John F. Levy, age 54, has been a director of the Company since March 2006. Since May 2005, Mr. Levy has served as the Chief Executive Officer of Board Advisory Services, a consulting firm that advises public companies in the areas of corporate governance, corporate compliance, financial reporting and financial strategies. Mr. Levy served as the Interim Chief Financial Officer from November 2005 to March 2006 of Universal Food & Beverage Company, which filed a voluntary petition under the provisions of Chapter 11 of the United States Bankruptcy Act on August 31, 2007. From November 1997 to May 2005, Mr. Levy served as Chief Financial Officer of MediaBay, Inc., a NASDAQ listed company and provider of spoken word audio content. While at MediaBay, he also served for a period as its Vice Chairman. Mr. Levy is a certified public accountant with nine years of experience with the national public accounting firms of E&Y, Laventhol & Horwath and Grant Thornton LLP. Mr. Levy is a director, Lead Director and Chairman of the Audit Committee of Gilman Ciocia, Inc., a financial planning and tax preparation firm, is a director and is non-executive Chairman of the Board of Applied Minerals, Inc. (formerly Atlas Mining Company), an exploration stage natural resource and mining company, is a director of PNG Ventures, Inc., a producer and distributor of vehicle-quality liquid natural gas serving airports, public transit, refuse, seaports, regional trucking, taxis and government fleets markets and is a director and audit committee member of Applied Energetics, Inc., a publicly traded company that specializes in the development and application of high power lasers, high voltage electronics, advanced optical systems and energy management systems technologies.

        Set forth below is information with respect to the Company's executive officers who are not also directors:

        Lainie Goldstein, age 42, became Chief Financial Officer of the Company in June 2007 and prior thereto served as the Company's Senior Vice President of Finance beginning in November 2003. Ms. Goldstein has over 20 years of financial and business experience in the software, entertainment, retail and apparel industries, including more than 12 years overseeing the finance functions of publicly traded companies. Prior to joining the Company in November 2003, Ms. Goldstein spent seven years in various finance positions with Nautica Enterprises, Inc., an apparel company, most recently as Vice President, Finance and Business Development. Ms. Goldstein is a certified public accountant, and, from 1990 until joining Nautica Enterprises, Inc., held positions in the audit and reorganization departments at Grant Thornton LLP.

        Seth Krauss, age 39, has been Executive Vice President and General Counsel of the Company since March 2007. Prior to that time, he served in the Legal and Compliance Division of Morgan Stanley, a global financial services company, first as Vice President and Counsel and then as Executive Director and Counsel from March 2004 to March 2007, where most recently he had been responsible for coordinating all significant regulatory and law enforcement matters for Morgan Stanley in the United States and served as one of the firm's senior liaisons to its U.S.-based financial regulators and law enforcement agencies. From 1995 until joining Morgan Stanley in March 2004, Mr. Krauss served as an Assistant District Attorney and Senior Investigative Counsel in the New York County District Attorney's Office, where his work included leading complex, long-term investigations into violations of securities, banking, accounting, taxation and related laws and regulations, working closely with the SEC, FINRA (formerly the NASD and NYSE Regulation, Inc.), as well as numerous state, federal and international financial regulators and law enforcement agencies.

        Karl Slatoff, age 39, became Executive Vice President of the Company in February 2008. Mr. Slatoff also is a partner of ZelnickMedia. Prior to joining ZelnickMedia in 2001, Mr. Slatoff served as Vice President, New Media for BMG Entertainment, where he was responsible for guiding BMG's online digital strategies, including the development of commercial digital distribution initiatives and new business models for the sale and syndication of online content. From 1994 to 1996, Mr. Slatoff worked in strategic planning at the Walt Disney Company, where he focused on the consumer products, studio and broadcast divisions, as well as several initiatives in the educational, publishing and new media sectors. From 1992 to 1994, Mr. Slatoff worked in the corporate finance and mergers and acquisitions units at Lehman Brothers where he focused on the consumer products and retail/merchandising industries.

        Meetings of Directors.    The Board of Directors holds regularly scheduled meetings during the year and holds additional meetings as necessary or desirable. During the fiscal year ended October 31, 2009, the Board of Directors held 11 meetings. Each of the incumbent directors attended more than 75% of the meetings of the Board of Directors and all committees thereof on which he served during the period for which he was a member thereof.

        Independent Directors; Board Committees.    The Board of Directors has determined that Messrs. Bowman, Brown, Dornemann, Levy, Moses and Sheresky are "independent" directors and Messrs. Cho, Icahn and Nelson would be, upon election, "independent" directors as defined under the rules of The NASDAQ Stock Market. During the fiscal year ended October 31, 2009, the independent directors met in executive session (outside the presence of management) on numerous occasions. The Board of Directors has three committees entirely comprised of independent directors, a Compensation Committee, a Corporate Governance Committee and an Audit Committee, each of which is governed by a written charter. The composition of each of the three committees will be re-constituted promptly following the Annual Meeting. The Board of Directors also has an Executive Committee, currently comprised of Messrs. Dornemann (Chair), Brown, Feder and Zelnick, which is also governed by a written charter. These written charters and the Company's Code of Business Conduct and Ethics are posted on the Company's website at www.take2games.com and can be accessed by clicking on "Corporate," then "Corporate Overview," then "Governance Policies." The Board of Directors also established a Special Litigation Committee in 2006. The Special Litigation Committee, currently comprised of Messrs. Brown, Levy and Zelnick, is responsible for, among other things, investigating the allegations made in certain stockholder derivative actions and investigating the Company's past stock option granting practices. Certain information as to the Compensation Committee, the Corporate Governance Committee and the Audit Committee is set forth below.

        Lead Independent Director.    The Lead Independent Director is responsible for presiding at all Board of Directors meetings at which the Chairman of the Board of Directors is not present, convening regular and special meetings of the independent directors, developing the agenda for executive sessions of the independent directors and working with the Chairman to develop the agenda for meetings of the full board, coordinating feedback to the Chairman on behalf of the independent directors, and coordinating with the General Counsel of the Company to respond to stockholders who have addressed a communication to the independent directors. The Lead Independent Director meets separately with one or more of the Chief Executive Officer, the Chief Financial Officer and the General Counsel on approximately a bi-weekly basis to discuss the business strategy of the Company in greater detail and provide additional guidance to such members of management. These meetings enable the Lead Independent Director to gain a deeper understanding of any matters being handled by management which should be brought to the attention of the entire Board of Directors or a committee thereof, as well as an opportunity to obtain additional information on any matters which he believes may otherwise be of interest to the other directors and to provide advice to the other directors regarding such matters. The Lead Independent Director generally attends the meetings of the Audit Committee, Compensation Committee and Corporate Governance Committee. Finally, the Lead Independent Director is responsible for handling any matters concerning an actual or potential conflict of interest involving any other director. Mr. Dornemann was designated by the Board of Directors as the Chairman of the Executive Committee and, as such, also serves as Lead Independent Director.

        Compensation Committee.    The Company has established a Compensation Committee of the Board of Directors, currently consisting of Messrs. Sheresky (Chair), Dornemann and Moses, each of whom is an independent director under Nasdaq's Rule 4200, a "non-employee director" as defined under the SEC rules and an "outside director" as defined under Section 162(m) of the Internal Revenue Code. The function of the Compensation Committee is to review the compensation policies and procedures of the Company, evaluate and approve the executive officers' compensation and make recommendations to the Board of Directors regarding executive compensation. The Compensation Committee held nine meetings during the fiscal year ended October 31, 2009.

        Corporate Governance Committee.    The Company has established a Corporate Governance Committee, currently comprised of Messrs. Moses (Chair), Bowman, Brown and Sheresky. This committee is responsible for creating and maintaining overall corporate governance policies for the Company and identifying, screening and recruiting director candidates for the Board of Directors. The Corporate Governance Committee held six meetings during the fiscal year ended October 31, 2009.

        The Corporate Governance Committee will consider nominees recommended by stockholders, provided that the recommendation contains sufficient information for the committee to assess the suitability of the candidate. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the committee receive.

        When selecting directors, the Board of Directors will review and consider many factors, including experience, business understanding, achievement, available time, diversity, age, skills and independence. It also will consider ethical standards, integrity and any conflict of interest. It considers recommendations primarily from stockholders of the Company and from members of the Board of Directors and management. The Corporate Governance Committee conducts interviews with candidates who meet the criteria of the Board of Directors, and has full discretion in considering its nominations to the Board of Directors. The Board of Directors adopted Corporate Governance Guidelines, which include criteria to assess the suitability of candidates for the Board of Directors. These Corporate Governance Guidelines are posted on the Company's website at "www.take2games.com" and can be accessed by clicking on "Corporate," then "Corporate Overview," then "Governance Policies."

        A stockholder wishing to nominate a candidate for election to the Board of Directors at the Company's Annual Meeting of Stockholders to be held in 2011 is required to give written notice of an intention to make such a nomination between December 16, 2010 and January 15, 2011. Such notice should be addressed to Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012, Attention: Corporate Communications.

        The notice of nomination is required to contain information about both the nominee and the stockholder making the nomination, including information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be considered independent under the applicable rules of The NASDAQ Stock Market. A nomination that does not comply with these requirements will not be considered.

        Audit Committee.    The Company has established an Audit Committee of the Board of Directors, currently comprised of Messrs. Levy (Chair), Bowman and Moses. The Board of Directors has determined that each of Messrs. Levy and Bowman qualifies as an "audit committee financial expert" under federal securities laws. The Audit Committee held seven meetings during the fiscal year ended October 31, 2009.

        Director Stock Ownership Guidelines.    In June 2007, the Company adopted stock ownership guidelines for non-employee directors of the Company. Under these guidelines, non-employee directors are encouraged to own shares of Common Stock having a value equal to three times the annual cash retainer paid by the Company to its non-employee directors, which is currently $60,000. The ownership guidelines propose that current non-employee directors achieve such stock position within five years after the date of the adoption of the guidelines and that future non-employee directors achieve such ownership position within five years after the date of their election to the Board of Directors.

        Code of Business Conduct and Ethics.    The Company has adopted a written Code of Business Conduct and Ethics that applies to the directors, officers and employees of the Company, including the Company's principal executive officer, principal financial officer, principal accounting officer and controller and any person performing similar functions. A copy of the Code of Business Conduct and Ethics is posted on the Company's website at "www.take2games.com" and can be accessed by clicking on "Corporate," then "Corporate Overview," then "Governance Policies."

        Conflict of Interest Guidelines for Directors / Directors' Code of Conduct.    The Company has adopted a written Conflict of Interest Guidelines for Directors / Directors' Code of Conduct that applies to directors of the Company. A copy of the Conflict of Interest Guidelines for Directors / Directors' Code of Conduct is posted on the Company's website at "www.take2games.com" and can be accessed by clicking on "Corporate," then "Corporate Overview," then "Governance Policies."

        Attendance at Stockholder Meetings.    The Board of Directors has adopted a policy whereby director nominees are strongly encouraged to attend the Company's annual meeting of stockholders. All of our five incumbent director nominees attended the last annual meeting of the Company's stockholders in April 2009.

        Certain Legal Proceedings.    As disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2009 accompanying this proxy statement, the Company and certain of its former officers and directors and all of its current directors, are defendants in a number of legal proceedings, including a number of purported derivative proceedings.

 AMENDMENT TO THE 2009 STOCK INCENTIVE PLAN
(Proposal 2)

        At the 2009 Annual Meeting, the stockholders of the Company approved the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan (the "2009 Stock Incentive Plan"), which is designed to enable the Company to offer eligible employees, consultants and non-employee directors stock-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's stockholders. At the 2010 Annual Meeting, the Company's stockholders will be asked to approve an amendment to the 2009 Stock Incentive Plan to increase the available shares reserved thereunder by 2,750,000 shares (the "2009 Stock Incentive Plan Amendment"), which the Board of Directors unanimously approved at its meeting on February 18, 2010, and which the Board of Directors recommends that the Company's stockholders approve and adopt. No other changes to the 2009 Stock Incentive Plan are contemplated by the 2009 Stock Incentive Plan Amendment, which will become effective upon the approval of the Company's stockholders.

        Burn Rate Commitment.    In order to address potential stockholder concerns regarding the number of options, stock appreciation rights or other stock awards we intend to grant in a given year, the Board commits to our stockholders that over the next three fiscal years (commencing on November 1, 2009) it will not grant a number of shares subject to options, stock appreciation rights or other stock awards to employees or nonemployee directors at an average rate greater than 5.47% of the number of shares of our Common Stock that we believe will be outstanding over such three year period. For purposes of calculating the number of shares granted in a fiscal year with respect to this commitment, stock awards will count as equivalent to 1.5 option shares.

        The following description of the 2009 Stock Incentive Plan, as amended by the 2009 Stock Incentive Plan Amendment, is a summary and is qualified in its entirety by reference to the 2009 Stock Incentive Plan, which was filed as Exhibit 10.1 to the Form 8-K filed with the Commission on April 23, 2009, and the 2009 Stock Incentive Plan Amendment, a copy of which is attached as Annex A to this Proxy Statement.

        Administration.    The 2009 Stock Incentive Plan is administered by a committee (the "Committee") which, with respect to eligible employees and consultants, will be the Compensation Committee, or such other committee or subcommittee of the Board of Directors appointed from time to time by the Board of Directors, consisting of two or more non-employee directors, each of whom is intended to be, to the extent required, a non-employee director as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an outside director as defined under Section 162(m) of the Internal Revenue Code and an independent director for the purposes of the applicable stock exchange rules. The Board of Directors will be the Committee with respect to the application of the 2009 Stock Incentive Plan to non-employee directors.

        Generally, the Committee has full authority to administer and interpret the 2009 Stock Incentive Plan, to grant discretionary awards under the 2009 Stock Incentive Plan, to delegate authority to others or other committees, and to determine:

  •
  the persons to whom awards will be granted;

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  the types of awards to be granted;

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  the terms and conditions of each award;

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  the number of shares of Common Stock to be covered by each award;

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  when an award may be granted (however awards may be granted only during the 45 day period following the filing of a quarterly report by the Company or the 30-day period following the filing of the Company's annual report, or immediately prior to a change in control that occurs outside of such periods); and

  •
  all other matters arising in connection with the 2009 Stock Incentive Plan and the awards thereunder as the Committee, in its sole discretion, deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the 2009 Stock Incentive Plan.

        The terms and conditions of individual awards will be set forth in written agreements that are consistent with the terms of the 2009 Stock Incentive Plan. Awards under the 2009 Stock Incentive Plan may not be made on or after the tenth anniversary of the 2009 Stock Incentive Plan's adoption by the Board of Directors, except that awards (other than stock options or stock appreciation rights ("SARs")) that are intended to be "performance-based" under Section 162(m) of the Internal Revenue Code will not be made after the fifth anniversary of the date of the last approval by the Company's stockholders of the performance goals set forth in the 2009 Stock Incentive Plan.

        Eligibility and Types of Awards.    All employees and consultants of the Company and its affiliates and non-employee directors of the Company are eligible to be granted nonqualified stock options, SARs, restricted stock and other stock based awards. In addition, the Company's employees and employees of the Company's affiliates that qualify as subsidiaries or parent corporations (as defined under Section 424 of the Internal Revenue Code) are eligible to be granted incentive stock options under the 2009 Stock Incentive Plan.

        Available Shares.    An aggregate of 7,650,000 shares of Common Stock have been reserved for issuance or for reference purposes under the 2009 Stock Incentive Plan, as amended as is contemplated by this Proposal 2, with respect to awards granted thereunder. Awards of Common Stock under the 2009 Stock Incentive Plan may be either authorized and unissued shares of Common Stock or shares of Common Stock held in treasury by the Company. In general, if awards under the 2009 Stock Incentive Plan are cancelled, expire or terminate unexercised for any reason, the shares covered by such awards will be available again for the grant of awards under the 2009 Stock Incentive Plan. The number of shares of Common Stock available for awards under the 2009 Stock Incentive Plan will be reduced by the total number of stock options or SARs exercised (regardless of whether the shares of Common Stock underlying such awards are actually issued as the result of net settlement), any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any award, and any shares of Common Stock repurchased in the open market with the proceeds of a stock option exercise.

        The following share limits apply under the 2009 Stock incentive Plan with respect to awards granted during any given fiscal year:

Type of Award	Share Limit Per Year
Awards subject to the attainment of performance goals and intended to satisfy Section 162(m) of the Internal Revenue Code	1,000,000 shares per type of award per participant 4,000,000 shares per participant for all types of awards in the aggregate
Awards of restricted stock not subject to the attainment of specified performance goals	No limit
Nonqualified stock options, SARs, and other stock-based awards to non-employee directors	50,000 shares per type of award per director 100,000 shares per director for all types of awards in the aggregate

        The Committee will adjust the above individual maximum share limitations, the aggregate number of shares of Common Stock available for the grant of awards and the exercise price of an award to reflect certain changes in the Company's capital structure or business by reason of certain corporate transactions or events as provided in the 2009 Stock Incentive Plan.

        Awards Under the 2009 Stock Incentive Plan.    The following types of awards are available under the 2009 Stock Incentive Plan:

        Stock Options.    The Committee may grant incentive stock options (only to eligible employees) and nonqualified stock options to purchase shares of Common Stock. The Committee will determine the number of shares of Common Stock subject to each option, the term of each option (which may not exceed 10 years (or five years in the case of an incentive stock option granted to a 10% stockholder)), the exercise price, the vesting schedule (if any), and the other material terms of each option. No stock option may have an exercise price less than the fair market value of the Common Stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of fair market value). Unless otherwise determined by the Committee at the time of grant, (i) stock options are subject to termination if prior to exercise the recipient engages in certain defined types of detrimental activity, and (ii) if the recipient engages in detrimental activity during the one-year period following the later of the date the stock option is exercised and the date the stock option becomes vested, the Company may recover at any time within the one-year period following such date, and upon request the recipient will pay to the Company, an amount equal to any gain realized as a result of the exercise (collectively, the "Detrimental Activity Provisions").

        Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at the time of grant, and the exercisability of such options may be accelerated by the Committee in its sole discretion. Upon the exercise of an option, the participant must make payment of the full exercise price, either (i) in cash, check, bank draft or money order; (ii) solely to the extent permitted by law, through the delivery of irrevocable instructions to a broker reasonably acceptable to the Company to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee.

        Stock Appreciation Rights.    The Committee may grant SARs either with a stock option, which SARs may be exercised only at such times and to the extent the related option is exercisable ("Tandem SARs"), or independent of a stock option ("Non-Tandem SARs"). A SAR is a right to receive a payment in Common Stock or cash (as determined by the Committee) equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be no less than the fair market value of the Common Stock on the date of grant in the case of a Non-Tandem SAR. The Committee may also grant "limited SARs," either as Tandem SARs or Non-Tandem SARs, which become exercisable only upon the occurrence of a change in control of the Company or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Unless otherwise determined by the Committee at grant, SARs are subject to the Detrimental Activity Provisions.

        Restricted Stock.    The Committee may award shares of restricted stock. Except as otherwise provided by the Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares in the event of a merger, recapitalization, reorganization or similar event involving the Company, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient's restricted stock agreement. The Committee may determine at the time of grant that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

        Recipients of restricted stock are required to enter into a restricted stock agreement with the Company that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals and the criteria or date or dates on which such restrictions will lapse.

        If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulas or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards while the outcome of the performance goals is substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar events or circumstances. Section 162(m) of the Internal Revenue Code requires that performance awards be based upon objective performance measures. The performance goals for market-based restricted stock will be based on one or more of the objective performance goals discussed below.

        Other Stock Based Awards.    The Committee may, subject to limitations under applicable law, make a grant of such other stock based awards (including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units) under the 2009 Stock Incentive Plan that are payable in cash or denominated or payable in or valued by shares of Common Stock or factors that influence the value of such shares. The Committee will determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Internal Revenue Code and/or a minimum vesting period. The performance goals for other stock based awards will be based on one or more of the objective performance goals discussed below.

        Performance Goals.    The following is a list of the performance goals from which the Committee may select in establishing the grant, vesting and/or payment provisions of awards intended to qualify as "performance based compensation" for purposes of Section 162(m) of the Internal Revenue Code, to be applied, where applicable and in the discretion of the Committee, on a Company-wide, divisional, or individual basis:

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  earnings per share, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization;

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  gross profit or gross profit return on investment;

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  gross margin or gross margin return on investment;

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  operating income, operating profit margin, net income, cash flow or economic value added;

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  revenue growth;

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  working capital;

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  specified objectives with regard to limiting the level of increase in all or a portion of the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

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  return on equity, assets or capital;

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  return on invested capital;

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  net revenues;

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  gross revenues;

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  total stockholder return;

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  fair market value of the shares of the Common Stock;

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  the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; and

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  reduction in expenses.

        To the extent permitted by law, the Committee may also exclude, or make adjustments to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or cause for adjustment, including:

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  restructurings, discontinued operations, extraordinary items or events and other unusual or non-recurring charges;

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  events either not directly related to the operations of the Company or not within the reasonable control of the Company's management; and

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  changes in tax law or a change in accounting standards required by generally accepted accounting principles.

        Change in Control.    Unless otherwise determined by the Committee at the time of grant, in a written employment agreement, or by an affirmative vote of a majority of the members of the Board of Directors prior to the occurrence of a change in control of the Company, awards subject to vesting and/or restrictions will accelerate and vest, or restrictions will lapse, upon a change in control of the Company. In addition, in the discretion of the Committee, awards may be (i) assumed and continued or substituted in accordance with applicable law, (ii) purchased by the Company for an amount equal to the price of the Common Stock paid in a change in control (less the aggregate exercise price of the awards) (or cancelled and extinguished pursuant to the terms of a merger or other purchase agreement), or (iii) cancelled if the price of the Common Stock paid in a change in control is less than the exercise price of the award. The Committee may also, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.

        Amendment and Termination.    Notwithstanding any other provision of the 2009 Stock Incentive Plan, the Board of Directors or the Committee may at any time amend any or all of the provisions of the 2009 Stock Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that unless otherwise required by law or specifically provided in the 2009 Stock Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant and, provided further that the effectiveness of any amendment is subject to the approval of our stockholders to the extent required by Delaware law, Section 162(m) or 422 of the Internal Revenue Code, or the rules of the applicable stock exchange, as specified in the 2009 Stock Incentive Plan.

        Miscellaneous.    Awards granted under the 2009 Stock Incentive Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

        Certain U.S. Federal Income Tax Consequences.    The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the 2009 Stock Incentive Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

        Incentive Stock Options.    In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not realize an income tax deduction at either such time. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of Common Stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed on the date of grant until the date three months prior to the date of exercise and such recipient does not sell the Common Stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option or (ii) one year after the date of exercise, a subsequent sale of the Common Stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

        If the recipient is not continuously employed on the date of grant until the date three months prior to the date of exercise or such recipient disposes of the Common Stock acquired upon exercise of the incentive stock option within either of the above-mentioned time periods, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise over the exercise price and (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Section 162(m) and 280G of the Internal Revenue Code (as described below), we will generally be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

        Nonqualified Stock Options.    A recipient will not realize any taxable income upon the grant of a nonqualified stock option, and the Company will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient will generally realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of the Common Stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Common Stock. Subject to the limitations under Section 162(m) and 280G of the Internal Revenue Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

        All Options.    With regard to both incentive stock options and nonqualified stock options, the following also apply: (i) any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their stock options, (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Internal Revenue Code regarding the $1 million limitation on deductible compensation), and (iii) in the event that the exercisability or vesting of any award is accelerated because of a change in control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Internal Revenue Code, which excess amounts may be subject to excise taxes and may be nondeductible by the Company.

        In general, Section 162(m) of the Internal Revenue Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year per person to its chief executive officer and four other executive officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that has been approved by stockholders, is administered by a committee of outside directors, and states the maximum number of shares with respect to which options may be granted to any recipient during a specified period. The 2009 Stock Incentive Plan is intended to satisfy these requirements with respect to options.

        The 2009 Stock Incentive Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 2009 Stock Incentive Plan is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code.

        Future 2009 Stock Incentive Plan Awards.    At this time, no awards in addition to those already granted and outstanding have been approved for grant to any employee, officer, non-employee director or consultant pursuant to the 2009 Stock Incentive Plan that are contingent upon the approval by our stockholders of the 2009 Stock Incentive Plan Amendment. We anticipate that other equity-based awards may be granted under the 2009 Stock Incentive Plan out of the additional shares of Common Stock to be reserved for issuance in connection with the approval of the 2009 Stock Incentive Plan Amendment; however, the number of shares of Common Stock that may be so granted will be based upon various prospective factors, including the nature of services to be rendered by our employees, officers, non-employee directors and consultants, and their potential contributions to our success. Accordingly, the number, type, and grantee(s) of actual future awards cannot be determined at this time.

        THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT TO THE 2009 STOCK INCENTIVE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 2009 STOCK INCENTIVE PLAN.

 RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 3)

        The Audit Committee of the Board of Directors has appointed E&Y as the Company's independent registered public accounting firm to audit its consolidated financial statements for its fiscal year ending October 31, 2010. Although action by the stockholders on this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification of the appointment of the independent registered public accounting firm to provide a forum for stockholders to express their views with regard to the Audit Committee's appointment. If the stockholders do not ratify the appointment of E&Y, the selection of independent registered public accounting firms may be reconsidered by the Audit Committee; provided, however, that the Audit Committee retains the right to continue to engage E&Y. In addition, notwithstanding the ratification of E&Y as the Company's independent registered public accounting firm for the year ending October 31, 2010, the Audit Committee retains the right to replace E&Y at any time without stockholder approval.

        THE BOARD OF DIRECTORS BELIEVES THAT RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" SUCH RATIFICATION.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        E&Y has been the Company's independent registered public accounting firm and has audited the Company's financial statements since April 2006. The Company has been advised that representatives of E&Y will be present at the Annual Meeting with the opportunity to make a statement if the representatives desire to do so. It is expected that the representatives will be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

        Pursuant to its charter, the Audit Committee is responsible for reviewing and pre-approving all audit and non-audit services. The Audit Committee may delegate pre-approval authority to the chairman or another member of the audit committee, in which case such approval must be presented to the full audit committee at its next scheduled meeting. The Audit Committee pre-approved all audit, audit-related, tax and other services provided by E&Y for the recently completed fiscal year.

Independent Auditor Fee Information

        The aggregate fees billed by E&Y for the fiscal years ended October 31, 2008 and 2009 are set forth below. The Audit Committee believes that the services performed by E&Y were compatible with maintaining E&Y's independence.

	2009	2008
Audit(1)	$3,994,594	$4,152,500
Audit-related(2)	2,500	100,700
Tax	502,000	451,000

All Other
Total	$4,499,094	$4,704,200

(1)
Includes quarterly reviews and audit of financial statements and internal control over financial reporting, statutory audits, services associated with registration statements and other SEC filings. The amount in 2008 also includes assistance in responding to SEC comment letters.

(2)
The amount in 2008 Includes due diligence and accounting consultations in connection with proposed acquisitions.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be "soliciting material" or "filed" with the SEC and shall not be deemed to be incorporated by reference into any such filing.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Review of the Company's Audited Financial Statements for the Fiscal Year Ended October 31, 2009

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements included in the Annual Report with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, Communication With Audit Committees (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        The Audit Committee also reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting and the independent registered public accounting firm's report on the effectiveness of the Company's internal control over financial reporting.

        The Audit Committee discussed with the Company's internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control, including internal control over financial reporting, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended October 31, 2009 filed by the Company with the Securities and Exchange Commission. The Audit Committee also has appointed E&Y as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2010.

Submitted by the Audit Committee of the Board of Directors:
John F. Levy (Chair) Robert Bowman J Moses
Dated: February 26, 2010

 COMPENSATION DISCUSSION AND ANALYSIS

Objectives and Philosophy of Executive Compensation

        The Company's mission is to produce superior financial returns to its stockholders by creating and distributing premium quality interactive entertainment software designed to meet the entertainment choices of an increasingly mature and sophisticated audience. To fulfill this mission, the Company must attract and retain employees, including our principal executive officer, principal financial officer and certain other highly compensated executive officers of the Company (collectively, the "Named Executive Officers"), who are committed to creativity, efficiency and innovation, who will support the Company's strong team orientation and who understand and are capable of adhering to and driving sound corporate governance policies and practices. Accordingly, the compensation for the Named Executive Officers is designed to:

  •
  enhance the profitability of the Company and increase stockholder value;

  •
  link a significant part of Named Executive Officer compensation to the Company's long-term financial and stock price performance and thereby long-term stockholder value, which aligns the Named Executive Officers' and stockholders' interests by facilitating significant ownership of our Common Stock by the Named Executive Officers;

  •
  attract and retain qualified individuals;

  •
  reward Company success, while promoting each Named Executive Officer's contribution to the Company's profitability and growth, individual initiative, leadership and achievements and promoting the management of risks;

  •
  motivate the Named Executive Officers to build a career at the Company and to continue contributing to our future success; and

  •
  permit Named Executive Officers to remain focused on our business even in the midst of change in control transactions.

        The Company seeks to provide competitive compensation that is commensurate with performance and integrates individual efforts, Company and business-unit results, and financial rewards. Accordingly, a significant portion of the total compensation paid to the Named Executive Officers is placed at risk through annual and long-term incentives, which combination of incentives is designed to align the performance of the Named Executive Officers and the Company's annual operating objectives and earnings performance with long-term stockholder value creation.

Executive Chairman, CEO, and Executive Vice President Compensation

        As discussed in more detail below, Strauss Zelnick, our Executive Chairman, Ben Feder, our Chief Executive Officer, and Karl Slatoff, our Executive Vice President, are compensated for their respective services to the Company primarily pursuant to the operation of the management agreement (the "Management Agreement"), dated as of March 30, 2007, and as amended on July 26, 2007, and February 14, 2008, entered into between the Company and ZelnickMedia, a media investment and management firm, to provide us with executive management services through October 31, 2012. The provisions of the Management Agreement, as described under "Certain Relationships and Related Transactions—Management Agreement" below, establish the payments and benefits to which ZelnickMedia is entitled as consideration for providing the services set forth therein; however, the allocation of any revenues of ZelnickMedia among its principals is not set forth in any agreement to which the Company is a party or determined by means of any process in which the Company participates. Such allocation, and the actual amount of compensation received by each of Messrs. Zelnick, Feder, and Slatoff in connection with his provision of services to the Company pursuant to the Management Agreement, is determined in the sole discretion of ZelnickMedia and without the Company's knowledge.

        In February 2008, the Company also entered into an employment agreement with each of Messrs. Feder and Slatoff, pursuant to which they serve as Chief Executive Officer and Executive Vice President, respectively, of the Company, and each of them receives an annual salary of $1.00. The employment agreements with Messrs. Feder and Slatoff provide that neither of them are entitled to receive an annual bonus from the Company. The employment agreements also provide that each of them are entitled to participate in all benefits and plans which the Company may institute from time to time for its executive officers and employees. Each employment agreement will be in effect for the term of the Management Agreement, unless earlier terminated upon the respective executive's death or resignation, or by the Board of Directors for any reason. Upon a termination of Mr. Feder's or Mr. Slatoff's employment, the Company will have no further obligation towards the terminated executive under his employment agreement other than continued indemnification rights and coverage under the Company's directors' and officers' liability insurance policies. In addition, the employment agreements with Messrs. Feder and Slatoff provide that during their respective employment terms and, in the event of a termination for Cause or without Good Reason, for a period of one year thereafter, each of them will be subject to non-competition and non-solicitation restrictions.

Other Named Executive Officer Compensation

        Except where noted below, the following discussion describes the Company's compensation processes and programs with respect to the Named Executive Officers other than the Executive Chairman, the Chief Executive Officer and the Executive Vice President, who, as described above, are compensated primarily through the operation of the Management Agreement. Furthermore, in light of their mid-year departures, the forward-looking discussion and analysis of compensation below does not apply to Gary Dale or Manuel Sousa.

Operation of the Compensation Committee

General

        The Compensation Committee reviews compensation policies and procedures of the Company and evaluates and approves the Named Executive Officers' compensation. The Compensation Committee held nine meetings during the fiscal year ended October 31, 2009.

Role of Management

        When determining the compensation of the Named Executive Officers, the Compensation Committee solicits from the Executive Chairman and the Chief Executive Officer an evaluation of the performance of, and recommendations with respect to compensation decisions for, each of the Named Executive Officers. In addition, during 2009 with respect to setting 2010 compensation, the Compensation Committee interviewed all of the Named Executive Officers, members of ZelnickMedia and members of our management team who report to the Named Executive Officers in order to better assess each named Executive Officer's performance during the year. The Compensation Committee also interviewed certain of the foregoing individuals in connection with its annual review of ZelnickMedia's fiscal year 2009 performance.

Use of Outside Advisors

        The Compensation Committee has historically engaged the services of independent compensation consulting firms in connection with making executive compensation determinations. Consistent with our practice, in 2009 the Compensation Committee retained Executive Compensation Advisors to provide advice on the appropriate compensation for Mr. Sousa's employment agreement and to review the compensation programs for our Section 16 Officers and our Board of Directors, and to develop recommendations regarding our annual and long-term incentive programs. In addition, from time to time during the fiscal year, the Company utilized data from Radford Surveys + Consulting.

        The Compensation Committee has the authority to retain, terminate and set the terms of the Company's relationship with any outside advisors that assist the Compensation Committee in carrying out its responsibilities.

Pay Mix

        We utilize the particular elements of compensation described below because we believe that it provides a well-proportioned mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. For our Named Executive Officers, the mix of compensation is weighted toward at-risk pay (annual incentives and long-term incentives), which is in alignment with the Company's stated compensation philosophy of providing compensation commensurate with individual and corporate performance. ZelnickMedia's compensation under the Management Agreement is also weighted toward at-risk compensation, as ZelnickMedia's compensation is comprised of (1) options to purchase shares of Common Stock, the value of which is derived from share-price increases following the date of grant, (2) shares of restricted stock of which 60% vests subject to the satisfaction of performance criteria, and (3) cash compensation, with 50% of the maximum cash compensation in the form of an annual bonus based upon the Company's performance. See "Certain Relationships and Related Transactions—Management Agreement".

Pay Levels and Benchmarking

        Pay levels for our Named Executive Officers are determined based on a number of factors, including the individual's role and responsibilities within the Company, the individual's experience and expertise, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. In determining pay levels, the Compensation Committee considers all forms of compensation and benefits, including the mix thereof.

        The Compensation Committee assesses "competitive market" compensation using a number of sources. In August and September 2009, the Compensation Committee reviewed total compensation (including base salary, bonuses and long-term incentives) for Ms. Goldstein and Messrs. Krauss and Sousa as compared to competitive market data provided by Executive Compensation Advisors. In addition, in performing its competitive market analysis for establishing our 2010 incentive program, Executive Compensation Advisors performed a peer group analysis composed of the following 15 companies:

• Electronic Arts Inc.	• Hasbro, Inc.
• Activision Blizzard, Inc.	• JAKKS Pacific, Inc.
• THQ Inc.	• LeapFrog Enterprises, Inc.
• Warner Music Group Corp.	• Adobe Systems Incorporated
• Scholastic	• Intuit Inc.
• Lions Gate Entertainment Corp.	• Autodesk, Inc.
• DreamWorks Animation SKG, Inc.	• McAfee, Inc.
• Marvel Entertainment, Inc.

        This peer group is the same as the peer group Executive Compensation Advisors analyzed for our 2009 incentive program except for the addition of Scholastic and the removal of Midway Games Inc., Navarre Corporation and Playboy Enterprises, Inc., which were removed because they no longer maintained a market position or business that was comparable to the other members of the peer group. After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee makes decisions regarding individual Named Executive Officer's target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team. The Compensation Committee's determinations with respect to fiscal year 2010 compensation were intended generally to target base salary and annual incentive compensation for each Named Executive Officer to be within the median of the competitive market analysis performed by Executive Compensation Advisors during the fiscal year 2009.

        As noted above, notwithstanding the Company's overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation and the mix of such compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value. The Compensation Committee believes that each of the compensation packages is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the individual compensation decisions.

Elements of Executive Compensation

Pay Elements—Overview

        Executive compensation for our Named Executive Officers consists of the following elements:

  •
  Base salary;

  •
  Annual cash incentive compensation;

  •
  Long-term equity incentives (generally consisting of restricted stock);

  •
  Other compensation (consisting of a 401(k) plan and Company match, a medical expenses reimbursement plan and other benefits and perquisites); and

  •
  Severance and change in control protection.

Base Salary

        The base salary component is intended to provide fixed pay that takes into account a Named Executive Officer's role and responsibilities, experience, expertise, marketplace comparables and individual performance, and although established by the Named Executive Officers' employment agreements, is subject to annual review by the Compensation Committee, including for discretionary year-to-year increases. For the 2009 fiscal year generally, the Company did not award any merit-based salary increases (subject to certain exceptions for promotions and market adjustments) to any employee whose salary was greater than $150,000 a year or the equivalent thereof.

Annual Cash Incentive Compensation

        The Compensation Committee has the authority to award annual performance-based cash bonuses to the Named Executive Officers pursuant to their employment agreements with the Company. The Compensation Committee believes that the annual performance-based bonuses provide the incentives necessary to retain our Named Executive Officers and reward them for their attainment of the Company's business goals. Ms. Goldstein and Mr. Krauss are eligible to receive annual cash bonuses pursuant to the terms of their employment agreements.

        Ms. Goldstein's target contractual bonus equals 12.5% to 75% of her base salary (50% of her base salary, assuming achievement of 100% of the Company's target EBITDA (defined as the GAAP net income recorded for the Company, adding back interest, depreciation, amortization and tax expenses)

for the applicable fiscal year). Ms. Goldstein's actual bonus is a function of actual EBITDA relative to target, as set forth in the following table:

Actual EBITDA	Annual Bonus
Less than 80% of the budget	No bonus earned
80% - 100% of the budget	12.5% - 50% of base salary
100% - 120% of the budget	50% - 75% of base salary
Greater than 120% of the budget	Capped at 75% of base salary

        Actual EBITDA for the year ended October 31, 2009 was less than budgeted EBITDA by approximately 175%. Accordingly, Ms. Goldstein did not receive an annual cash bonus for fiscal year 2009. In light of Ms. Goldstein's strong qualitative performance during fiscal year 2009, however, Ms. Goldstein received an equity-based award at the maximum value of her annual target range (based on a value of $700,000) in December 2009. See "Compensation Discussion and Analysis—Long-Term Equity Incentives".

        Mr. Krauss's target contractual bonus equals 50% of his base salary, based on the achievement of reasonable and appropriate quantitative and qualitative performance targets. Although Mr. Krauss attained his performance targets (including the resolution of litigation matters and governmental investigations and the management of the Company's legal expenses), due to the fact that the Company incurred a net operating loss for fiscal year 2009, the Company did not pay any cash bonuses to Named Executive Officers, and Mr. Krauss received an equity-based award at the maximum value of his annual target range (based on a value of $700,000) in December 2009. See "Compensation Discussion and Analysis—Long-Term Equity Incentives".

        Mr. Dale's and Mr. Sousa's employment agreements also provided for similar bonus opportunities; however, due to the termination of their employment during 2009, no annual bonuses were paid to them.

Long-Term Equity Incentives

        We believe that equity-based awards are an important factor in aligning the long-term financial interests of the Named Executive Officers and certain other employees of the Company and stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company's compensation program. Equity-based awards are generally granted to new key employees on a quarterly basis following the commencement of employment and to existing key employees on an annual basis and following a significant change in job responsibilities or to meet other special retention objectives, and all grants made to employees, including the Named Executive Officers, are approved by the Compensation Committee and issued on the fifth trading day following the filing date with the SEC of our next quarterly or annual report, as applicable. The current outstanding awards granted to our Named Executive Officers were made under either the Company's Incentive Stock Plan, its 2002 Stock Option Plan or its 2009 Stock Incentive Plan, each of which is discussed further in "Executive Compensation—Narrative Disclosure Regarding Equity Plans and Employment Agreements." All equity awards to the Named Executive Officers made after 2008 have been and will be granted under the 2009 Stock Incentive Plan, or a successor plan.

        For fiscal year 2009, the Compensation Committee followed certain guidelines that were recommended by Executive Compensation Advisors, and determined that awards of restricted stock were the most effective means of using equity incentives for performance and retention purposes. Pursuant to the guidelines, awards were determined based on a range of dollar values determined by the Compensation Committee upon the recommendation of our CEO, with the number of shares actually granted based on the average of the closing price of the Common Stock during the 10-day period preceding the date of grant. For fiscal year 2009, the dollar range for US-based executive officers of the Company, including the Named Executive Officers (other than Messrs. Zelnick, Feder and Slatoff), was $250,000 to $700,000, and shares granted to such executive officers vest in three equal annual installments from the date of grant, with the vesting of 50% of the shares also subject to the satisfaction of certain corporate performance criteria.

        In December 2009, the Compensation Committee awarded 79,509 shares (based on a value of $700,000) to each of Ms. Goldstein and Mr. Krauss in recognition of their performance during fiscal year 2009. Said shares vest in three equal annual installments from the date of grant based on the executive's continued service with the Company, and the vesting of 50% of said shares is also subject to the satisfaction of certain Common Stock price targets during the vesting period, which price targets are based upon the appreciation of our Common Stock at a rate of 10% per annum during the vesting period.

Change in Control Benefits

  Change in Control Severance Plan

        In March 2008, the Compensation Committee approved the Take-Two Interactive Software, Inc. Change in Control Employee Severance Plan (the "CIC Severance Plan"), a "double-trigger" change in control plan pursuant to which certain eligible employees, including the Named Executive Officers, may receive certain benefits upon a termination of employment either by the Company without cause or voluntarily for good reason, in either case during the 12-month period following a change in control of the Company. The benefits that the Named Executive Officers may become entitled to receive upon a qualifying termination of employment under the CIC Severance Plan consist of the following:

  •
  a cash severance payment equal to 150% of the sum of the Named Executive Officer's annual base salary and target annual bonus or incentive opportunity;

  •
  continued health benefits for a period of 18 months; and

  •
  full and immediate vesting of all outstanding and unvested equity awards.

        The CIC Severance Plan also provides that any given benefit thereunder will not be paid or provided to the extent the applicable Named Executive Officer becomes eligible upon such a termination to receive a greater severance benefit pursuant to his or her employment agreement.

        We believe that this level of severance benefits will assist us in recruiting talented individuals to join and remain a part of our management team. From time to time, we may recruit executives from other companies where they have job security, tenure and career opportunities. Accepting a position with us might entail foregoing an otherwise secure position at another employer, and the benefits guaranteed by the CIC Severance Plan help to mitigate the risk of harm that the executive may suffer in connection with adverse actions taken by a successor to the Company. Severance benefits also allow our Named Executive Officers to focus on the Company's business without being unduly distracted by concerns about their job security in the event of a change in control.

        Severance benefits provided under the CIC Severance Plan will be subject to reduction to avoid any excise tax on "parachute payments" under Section 280G of the Internal Revenue Code if the employee would benefit from such reduction as opposed to paying the excise tax. All employees who accept severance payments and, if applicable, the continued health coverage under the CIC Severance Plan will be required to sign a release and will be subject to restrictions on the solicitation of employees and customers of the Company for a period of six months following termination as well as a non-disparagement obligation. In addition, all employees who accept any benefits under the CIC Severance Plan will be subject to a duty to cooperate reasonably with the Company in any litigation relating to matters in which the employee was personally involved.

  Change in Control Excise Tax Gross-Up

        In response to the potential acquisition of the Company by Electronic Arts Inc. in March 2008, for purposes similar to those behind the implementation of the CIC Severance Plan, the Compensation Committee approved amendments to the employment agreements with both Ms. Goldstein and Mr. Krauss to provide them with a tax gross-up in the event they become subject to any excise tax on excess parachute payments received in connection with a change in control of the Company, provided that if the total amount payable to them in connection with the change in control does not exceed 115% of the maximum amount that could be paid to them without application of any excise tax, then the total amount payable to them in connection with the change in control will be reduced so that no excise tax is imposed, and the gross-up payment will not be made.

Other Compensation

  401(k) Plan

        We maintain a 401(k) savings plan and trust for our eligible employees in which Ms. Goldstein and Mr. Krauss participate. The plan permits each participant to make voluntary pre-tax contributions, and in addition, we make matching contributions equal to 50% of the participant's elective deferral (excluding catch-up contributions), up to the first 6% of the participant's salary that is contributed to the 401(k) savings plan. See the "All Other Compensation" column in the Summary Compensation Table for further information regarding these benefits.

  Medical Expenses Reimbursement Plan

        We maintain a Medical Expenses Reimbursement Plan (the "MERP") for certain eligible employees and all of the Named Executive Officers other than Mr. Dale, including for this purpose Messrs. Zelnick, Feder and Slatoff. Pursuant to the MERP, the participating Named Executive Officers are reimbursed for medical, dental and vision expenses that are not otherwise reimbursed by our group health insurance program, up to $10,000 per year.

  Other Benefits and Perquisites

        We provide health insurance, dental insurance, life and accidental death and dismemberment insurance and short-term and long-term disability benefits for our Named Executive Officers, including for this purpose Messrs. Zelnick, Feder and Slatoff, on the same basis as such benefits are generally provided to our employees.

Named Executive Officer Terminations During Fiscal Year 2009

        On January 15, 2009, Mr. Dale provided us with notice of his resignation of employment without "good reason" and ceased performing his day-to-day duties for the Company. Mr. Dale's employment agreement terminated on April 15, 2009. Mr. Dale did not receive severance benefits and all of his unvested equity awards were forfeited upon the termination of his employment.

        Mr. Sousa's employment agreement and his employment with the Company were terminated by the Company without "cause" effective October 6, 2009. Pursuant to his employment agreement, Mr. Sousa received cash severance benefits equal to $360,000 and all of his unvested shares of restricted stock of the Company vested on October 6, 2009.

Impact of Tax and Accounting Rules

        As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles utilized by the Company.

        With respect to accounting considerations, the Compensation Committee examines the accounting cost associated with equity compensation in light of requirements under the Accounting Standards Codification ("ASC") Stock Compensation guidance.

        With respect to taxes, the Compensation Committee may consider the impact of Section 162(m) of the Internal Revenue Code, which generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the Named Executive Officers, subject to certain exceptions. However, the Company generally believes that it is in our best interest and that of our stockholders to have the flexibility to pay compensation that is not deductible under the limitations of Section 162(m) of the Internal Revenue Code to provide a compensation package consistent with our program and objectives.

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be "soliciting material" or "filed" with the SEC and shall not be deemed to be incorporated by reference into any such filing.

 REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee of the Board of Directors:
Michael Sheresky (Chair)
Michael Dornemann
J Moses

Dated: February 26, 2010

 EXECUTIVE COMPENSATION

        The following table sets forth summary information for the fiscal years ended October 31, 2008, and October 31, 2009, with respect to cash and all other compensation paid by the Company to, or earned by, the Company's Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended October 31,	Salary ($)	Stock Awards ($)(1)	Option Awards (1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Strauss Zelnick(4)	2009	—	—	—	—	7,050	7,050
Executive Chairman
Ben Feder(4)	2009	1	—	—	—	7,050	7,051
Chief Executive Officer	2008	1	—	—	—	7,050	7,051
Lainie Goldstein	2009	500,000	778,472	12,375	—	14,100	1,304,947
Chief Financial Officer	2008	454,136	561,303	75,881	375,000	13,950	1,480,270
Seth Krauss	2009	500,000	424,286	279,418	—	18,200	1,221,904
Executive Vice President and General	2008	450,933	363,412	284,522	375,000	18,950	1,492,817
Counsel
Karl Slatoff(4)	2009	1	—	—	—	7,050	7,051
Executive Vice President
Gary Dale(5)	2009	247,636	—	65,046	—	25,096	337,778
Former Chief Operating Officer	2008	528,870	235,073	256,642	458,126	60,011	1,538,722
Manuel Sousa(6)	2009	195,231	165,360	—	—	363,525	724,116
Former Executive Vice President & Head of
Human Resources

(1)
Reflects the dollar amounts recognized with respect to the Named Executive Officers' stock awards and option awards for financial statement reporting purposes during the fiscal year of disclosure. For additional information with respect to stock awards and option awards granted during the fiscal year ended October 31, 2008, see Note 15 under the heading "Stock-Based Compensation Plans" of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2008. For additional information with respect to stock awards or option awards granted during the fiscal year ended October 31, 2009, see Note 14 under the heading "Stock-Based Compensation" of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2009. The amounts reflect the accounting expense for these awards and do not correspond to the actual value that may be recognized by such persons with respect to these awards.

(2)
Represents a performance bonus awarded by the Compensation Committee. See "Compensation Discussion and Analysis—Annual Cash Incentive Compensation."

(3)
In accordance with SEC rules, the compensation described in this table does not include medical or group life insurance received by the Named Executive Officers that are available generally to all salaried employees of the Company, and except as expressly noted, perquisites and other personal benefits received by the Named Executive Officers that in the aggregate do not exceed $10,000. The amounts set forth in this column for fiscal year 2009 represent (i) automobile allowances, lease payments and related automotive expenses paid by the Company, (ii) Company contributions to the Company's 401(k) plan, (iii) reimbursements under the Company's medical expense reimbursement plan, and (iv) severance payments, as follows:

Name	Automobile ($)	Company contributions to 401(k)($)	Medical reimbursements ($)	Severance Payments / Accruals ($)	Total ($)
Strauss Zelnick	—	—	7,050	—	7,050
Ben Feder	—	—	7,050	—	7,050
Lainie Goldstein	—	7,050	7,050	—	14,100
Seth Krauss	—	11,150	7,050	—	18,200
Karl Slatoff	—	—	7,050	—	7,050
Gary Dale	8,497	16,599	—	—	25,096
Manuel Sousa	—	—	3,525	360,000	363,525
(4)
During the fiscal year ended October 31, 2008, the Company recognized $2,226,740 of expense related to stock awards and $11,253,877 related to option awards, in each case as held by ZelnickMedia. During the fiscal year ended October 31, 2009, the Company recognized $2,534,034 of expense related to stock awards and $3,968,046 related to option awards, in each case as held by ZelnickMedia. See "Compensation Discussion and Analysis—CEO Compensation."

(5)
The amounts shown in the Summary Compensation Table for Mr. Dale in fiscal years 2008 and 2009 were converted from Pounds Sterling to United States Dollars based on the average daily exchange rate during such fiscal years of $1.95:£1 and $1.54:£1, respectively. On January 15, 2009, Mr. Dale provided us with notice of his resignation of employment without "good reason" and ceased performing his day-to-day duties for the Company. Mr. Dale's employment agreement terminated on April 15, 2009.

(6)
Mr. Sousa's employment agreement and his employment with the Company were terminated by the Company without "cause" effective October 6, 2009.

Grants of Plan-Based Awards

        The following table sets forth information concerning awards under the Company's equity and non-equity incentive plans granted to each of the Named Executive Officers during the fiscal year ended October 31, 2009, including market-based awards and those using time-based vesting. Assumptions used in the calculation of certain dollar amounts are included in Note 14 to the Company's audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2009.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)
							Grant Date Fair Value of Stock Awards ($)(3)
		Date of Compensation Committee Approval
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Strauss Zelnick	—	—	—	—	—	—	—
Ben Feder	—	—	—	—	—	—	—
Lainie Goldstein	—	—	$62,500	$250,000	$375,000	—	—
Seth Krauss	—	—	—	$250,000	—	—	—
Karl Slatoff	—	—	—	—	—	—	—
Gary Dale	December 29, 2008	December 18, 2008	—	—	—	12,584	72,358
Manuel Sousa	June 12, 2009	June 8, 2009	—	—	—	20,670	165,360

(1)
Represents a performance bonus awarded by the Compensation Committee. See "Compensation Discussion and Analysis—Annual Cash Incentive Compensation."

(2)
All shares granted to Mr. Sousa are time-based restricted stock awards granted under the Incentive Stock Plan, which awards vest, subject to continuing employment, in three equal annual installments commencing on the first anniversary of the date of grant; however, upon his termination of employment, all such shares granted to Mr. Sousa vested. All of the shares granted to Mr. Dale are subject to the satisfaction of certain performance criteria; however, upon his termination of employment, Mr. Dale forfeited his rights to all unvested equity awards.

(3)
These amounts are valued based on the aggregate grant date fair market value of the award. For additional information, see Note 14 under the heading "Stock-Based Compensation" of the Notes to Consolidated Financial Statement included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2009. The amounts reflect the accounting expense for these awards and do not correspond to actual value that may be recognized by such persons with respect to these awards.

Narrative Disclosure Regarding Equity Plans and Employment Agreements

Equity Plans

  2002 Stock Option Plan

        On April 25, 2002, the Company adopted the 2002 Stock Option Plan of Take-Two Interactive Software, Inc. (the "2002 Plan"). Under the 2002 Plan, the Company has reserved up to 11,000,000 shares of Common Stock for issuance in connection with the grant of stock-based incentive compensation awards to eligible officers, directors, employees and consultants of the Company in the form of stock options that are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, as well as stock options not intended to so qualify, which are referred to as non-qualified stock options. The number of shares of Common Stock that may be granted and the timing of grants to executive officers and non-executive officers of the Company under the 2002 Plan are subject to the discretion of the Board of Directors or a committee of the Board of Directors that administers the plan, provided that the exercise price of all stock options granted must be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% in the case of incentive options granted to stockholders who own more than 10% of the outstanding Common Stock). Generally, the maximum number of shares of Common Stock with respect to which awards may be granted to an individual grantee in any one year is 500,000. Options granted under the plan will expire not later than the tenth anniversary of the date of grant (the fifth anniversary in the case of incentive options granted to stockholders who own more than 10% of the outstanding Common Stock). Generally, in the event that an option holder ceases to be employed by the Company, such option holder's options terminate within 90 days. Pursuant to the provisions of the 2002 Plan, the aggregate fair market value, determined as of the date of grant, for which incentive stock options are first exercisable by an option holder during any calendar year cannot exceed $100,000. The 2002 Plan prohibits the "re-pricing" of an option at an exercise price below the original exercise price of the option.

  Incentive Stock Plan

        The Take-Two Interactive Software, Inc. Incentive Stock Plan, adopted by the Board of Directors in June 2003 (the "Incentive Plan"), has reserved 4,500,000 shares of Common Stock for issuance in connection with the grant of long-term equity incentive awards to eligible directors, officers, employees, and consultants. Pursuant to the Incentive Plan, the administrator of the plan (the Compensation Committee) may grant to recipients restricted stock, deferred stock or other stock-based awards. Awards granted under the plan after June 2004 are subject to a minimum pro rata vesting period of three years with respect to outright grants and a minimum one-year vesting period with respect to market-based grants. Upon a change in control of the Company, all awards under the Incentive Stock Plan vest in full, unless determined otherwise by the Compensation Committee or the Board of Directors prior to the occurrence of the change in control.

  2009 Stock Incentive Plan

        The Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan was approved and adopted on April 23, 2009. Under the 2009 Stock Incentive Plan, the Company may grant stock-based incentive compensation awards to eligible employees (including officers), non-employee directors and consultants in the form of stock options, stock appreciation rights, restricted stock and other stock-based awards.

        On April 23, 2009, the Board of Directors approved and adopted amendments to the 2002 Plan and the Incentive Plan to provide that all shares of Common Stock remaining available for grant under such plans as of the close of business on that date would be transferred to the 2009 Stock Option Plan; no shares of Common Stock would be available for the grant of awards under such plans following the close of business on that date; and shares of Common Stock that were subject to any award under either such plan that were forfeited after the close of business on that date would not be available for grant under such plan.

        For a more detailed description of the 2009 Stock Incentive Plan, see Proposal 2 ("Amendment to the 2009 Stock Incentive Plan") of this Proxy Statement.

 Equity Compensation Plan Information

        The following table presents information concerning our equity compensation plans as of October 31, 2009.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by shareholders	3,803,450	18.45	3,340,425
Equity compensation plans not approved by shareholders	—	—	—
Total	3,803,450	18.45	3,340,425

Employment Agreements

  Benjamin Feder

        For more information regarding Mr. Feder's employment agreement, see "Compensation Discussion and Analysis" in this Proxy Statement.

  Lainie Goldstein

        Effective July 2007, the Company entered into a three-year employment agreement, as amended, with Lainie Goldstein pursuant to which Ms. Goldstein serves as Chief Financial Officer of the Company. Ms. Goldstein's employment agreement provides for a minimum annual base salary equal to $500,000, which is subject to annual review by the Compensation Committee and which may be increased at its discretion from time to time. Ms. Goldstein is also eligible to receive an annual bonus during each fiscal year of her employment of up to 75% of her salary, based on the achievement of certain financial targets by the Company, as described above under "Compensation Discussion and Analysis—Annual Cash Incentive Compensation." In December 2009, Ms. Goldstein's employment agreement was amended to provide that Ms. Goldstein shall be deemed to have been terminated without cause if the Company provides notice that it will not renew the term of Ms. Goldstein's employment agreement. Ms. Goldstein's employment agreement provides that upon a change in control Ms. Goldstein will receive a "stay bonus" equal to six months of her annual salary, 50% of which is payable on the change in control and 50% of which is payable six months following the change in control (provided Ms. Goldstein is then employed by the Company or was terminated by the Company without cause). The employment agreement provides that upon termination without cause (including her resignation following certain events that will be deemed a termination without cause), the Company will provide Ms. Goldstein with COBRA coverage for 12 months (provided Ms. Goldstein does not obtain other employment which provides substantially similar or improved group health benefits) and pay a lump sum amount equal to the sum of (i) Ms. Goldstein's annual salary, (ii) a termination bonus (equal to either 25% or 50% of her annual salary, depending on the timing of the termination in the fiscal year) and (iii) all unpaid bonuses for the last full fiscal year of employment that would have been paid but for such termination. In addition, if the Company terminates Ms. Goldstein's employment without cause or if the Company provides notice that it will not renew the term of the employment agreement, Ms. Goldstein's employment agreement provides that all of her outstanding and unvested stock options and shares of restricted stock as of the date of such termination will vest immediately and, as applicable, become immediately exercisable. Ms. Goldstein's employment agreement provides that she will receive a gross-up payment to indemnify her for the effect of any excise tax imposed by

Section 4999 of the Internal Revenue Code in connection with amounts and benefits she receives in connection with a change in control of the Company, except that if the total amount payable to her in connection with the change in control does not exceed 115% of the maximum amount that could be paid to her without application of any excise tax, then the total amount payable to her in connection with the change in control will be reduced so that no excise tax is imposed, and the gross-up payment will not be made. Ms. Goldstein's employment agreement contains standard confidentiality provisions and also provides that during the employment term and for a period of one year following termination, Ms. Goldstein will be subject to non-competition and non-solicitation restrictions.

  Seth Krauss

        Effective February 2007, the Company entered into an employment agreement, as amended, with Seth Krauss pursuant to which Mr. Krauss serves as Executive Vice President and General Counsel of the Company. The current term of Mr. Krauss's employment agreement expires on October 31, 2010. Pursuant to his employment agreement, Mr. Krauss is entitled to an annual base salary of $500,000 and is eligible to receive an annual bonus in an amount of up to 50% of his annual base salary, based on the achievement of certain quantitative and qualitative performance targets, as described above under "Compensation Discussion and Analysis—Annual Cash Incentive Compensation." Mr. Krauss's employment agreement provides that if his employment is terminated by the Company without cause (including his resignation following certain events that will be deemed a termination without cause), he will be entitled to a lump sum payment within 30 days following the date of termination in an amount equal to the sum of (i) 1.5 times his annual salary; (ii) 1.5 times his target bonus for the year of termination; (iii) either a pro rata target bonus or his target bonus, depending on the timing of termination in the fiscal year; and (iv) all unpaid bonuses for the last full fiscal year of employment that would have been paid but for such termination. In addition, if the Company terminates Mr. Krauss's employment without cause or due to his death or disability, or if the Company provides notice that it will not renew the term of the employment agreement, Mr. Krauss's employment agreement provides that all of his outstanding and unvested stock options and shares of restricted stock as of the date of such termination will vest immediately and, as applicable, become immediately exercisable. In the event of a Company non-renewal, Mr. Krauss will also receive a lump sum payment in an amount equal to the sum of (i) his annual salary, (ii) his target bonus for the fiscal year of termination, and (iii) all unpaid bonuses for the prior full fiscal year, if any, that would have been paid but for such non-renewal. If Mr. Krauss's employment is terminated due to his death or disability, Mr. Krauss will receive a pro-rata portion of his target bonus for the fiscal year of termination. Mr. Krauss's employment agreement further provides that he will receive a gross-up payment to indemnify him for the effect of any excise tax imposed by Section 4999 of the Internal Revenue Code in connection with amounts and benefits he receives in connection with a change in control of the Company, except that if the total amount payable to him in connection with the change in control does not exceed 115% of the maximum amount that could be paid to him without application of any excise tax, then the total amount payable to him in connection with the change in control will be reduced so that no excise tax is imposed, and the gross-up payment will not be made. Mr. Krauss's employment agreement contains standard confidentiality provisions and also provides that during the employment term and, in the event of a termination, for a period of one year thereafter, Mr. Krauss will be subject to non-competition and non-solicitation restrictions.

  Karl Slatoff

        For more information regarding Mr. Slatoff's employment agreement, see "Compensation Discussion and Analysis" in this Proxy Statement.

  Gary Dale

        The Company entered into an employment agreement with Gary Dale, effective as of July 2008, pursuant to which Mr. Dale was to serve as Chief Operating Officer of the Company until October 31, 2011. On January 15, 2009, Mr. Dale resigned from the Company without good reason and ceased performing his day-to-day duties for the Company. Mr. Dale's employment with the Company terminated on April 15, 2009. In accordance with the terms of his employment agreement, Mr. Dale received no severance benefits and all of his unvested equity awards were forfeited upon the termination of his employment. Although Mr. Dale's employment agreement provided for bonus opportunities, due to his termination during 2009, no annual bonus was paid to him.

  Manuel Sousa

        On March 16, 2009, the Company entered into an employment agreement with Manuel Sousa, pursuant to which Mr. Sousa was to serve as Executive Vice President and Head of Human Resources of the Company until October 31, 2012. In October 2009, the Company terminated Mr. Sousa's employment without cause. Pursuant to his employment agreement, Mr. Sousa received $360,000 in severance benefits (consisting of 12 months of base salary), and all of his unvested shares of restricted stock of the Company vested upon termination.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning unexercised stock options, shares of restricted stock and stock options that have not vested and stock awards outstanding for each of the Named Executive Officers as of October 31, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Stock Grant Date	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Strauss Zelnick(4)	—	—	—	—	—	—		—
Ben Feder(4)	—	—	—	—	—	—		—
Lainie Goldstein	10,000	—	—	25.10	04/14/2010	3,334	02/01/2007	36,574
	12,000	—	—	24.29	07/31/2010	10,000	06/18/2007	109,700
	10,000	—	—	10.42	07/31/2011	11,729	12/28/2007	128,667
			—			60,760	06/13/2008	337,437
Seth Krauss	66,667	33,333	—	20.56	04/01/2012	8,333	04/02/2007	91,413
						12,630	12/28/2007	138,551
						10,760	06/13/2008	118,037
Karl Slatoff(4)	—	—	—	—	—	—		—
Gary Dale(5)	—	—	—	—	—	—		—
Manuel Sousa(6)	—	—	—	—	—	—		—

(1)
Time-based stock option awards granted under the 2002 Stock Option Plan, which awards vest, subject to continuing employment, in three equal annual installments commencing on the first anniversary of the date of grant

(2)
Time-based restricted stock awards made under the Incentive Stock Plan, which awards vest, subject to continuing employment, in three equal annual installments commencing on the first anniversary of the date of grant. The market-based awards are subject to the satisfaction of certain performance criteria.

(3)
These amounts are valued based on the aggregate grant date fair market value of the award. For additional information, see Note 14 under the heading "Stock-Based Compensation" of the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2009. The amounts reflect the accounting expense for these awards and do not correspond to actual value that may be recognized by such persons with respect to these awards.

(4)
Messrs. Zelnick, Feder and Slatoff have not received grants of stock or option awards. Messrs. Zelnick, Feder and Slatoff are partners of ZelnickMedia, to which the Company granted options to purchase 2,009,075 shares of Common Stock at an exercise price of $14.74 per share in August 2007 and 1,500,000 shares of restricted stock in June 2008. There are an aggregate of 1,451,008 shares underlying unexercised but exercisable options and 558,067 shares underlying unexercised and unexercisable options outstanding. The options expire on August 27, 2017. 200,000 shares of restricted stock vested in June 2009 and 1,300,000 shares of restricted stock remain unvested. The value of the unvested shares based on the closing price of the Common Stock on October 31, 2009 was $14,261,000.

(5)
Mr. Dale has no outstanding stock or option awards. On January 15, 2009, Mr. Dale provided us with notice of his resignation of employment and ceased performing his day-to-day duties for the Company. In accordance with the terms of his employment agreement, Mr. Dale's employment agreement and his employment with the Company terminated on April 15, 2009, and he forfeited his rights to all outstanding equity awards.

(6)
Mr. Sousa has no outstanding stock or option awards. Mr. Sousa's employment agreement and his employment with the Company were terminated "without cause" effective on October 6, 2009. Pursuant to his employment agreement, all of Mr. Sousa's previously granted shares of restricted stock of the Company vested on October 6, 2009.

Restricted Stock Vested During 2009 Fiscal Year

        The following table sets forth information concerning the vesting of shares of restricted stock held by each of the Named Executive Officers during the fiscal year ended October 31, 2009. The value realized from vested restricted stock is deemed to be the market value of the Common Stock on the date of vesting multiplied by the number of shares. None of the Named Executive Officers exercised any stock options during the fiscal year ended October 31, 2009.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Strauss Zelnick	—	—
Ben Feder	—	—
Lainie Goldstein	31,349	246,084
Seth Krauss	16,802	136,314
Karl Slatoff	—	—
Gary Dale	8,333	58,498
Manuel Sousa	20,670	230,471

Potential Payments Upon Termination or Change in Control

        The table below sets forth amounts to be paid or benefits received by those Named Executive Officers entitled to receive any amounts or benefits upon termination of their employment or a change in control, assuming the applicable triggering event occurred on October 31, 2009. The following table does not discuss the payments payable to Mr. Dale or Mr. Sousa in connection with the payment events set forth therein, because the employment of each of such executives was terminated prior to the end of fiscal year 2009. Mr. Dale received no severance or other benefits upon his resignation, and Mr. Sousa received severance upon his termination by the Company without cause equal to 12 months of base salary plus accelerated vesting in his equity awards. Messrs. Zelnick, Feder and Slatoff are not entitled to any severance benefits from the Company upon a termination of employment or change in control. For more information about these potential payments, please see "Compensation Discussion and Analysis—Change in Control Benefits" and "Executive Compensation—Employment Agreements" elsewhere in this Proxy Statement.

	Termination Without Cause ($)(1)		Death or Disability ($)		Change in Control Termination without Cause or for Good Reason ($)		Change in Control Without Termination ($)
Lainie Goldstein
Cash Payment	500,000		—		1,125,000		—
Continuation of Medical Insurance (present value)	6,060		—		9,091		—
Acceleration of Equity Awards	612,378	(2)	612,378	(2)	612,378	(2)	612,378	(2)
Stay Bonus	—		—		250,000		250,000
Termination Bonus	250,000		—		250,000		—
Tax Gross-Up Payment	—		—		768,727	(4)	—

Total Termination Benefits	1,368,438		612,378		3,015,196		862,378

	Termination Without Cause ($)(1)		Death or Disability ($)		Change in Control Termination without Cause or for Good Reason ($)		Change in Control Without Termination ($)
Seth Krauss
Cash Payment	1,125,000		—		1,125,000		—
Continuation of Medical Insurance (present value)	—		—		17,875		—
Acceleration of Equity Awards	348,001	(2)	348,001	(2)	348,001	(2)	348,001	(2)
Pro-Rated Bonus	250,000		250,000		250,000		—
(Payment Reduction)	—		—		(120,386)	(3)	—

Total Termination Benefits	1,723,001		598,001		1,620,490		348,001

(1)
A termination without cause includes a resignation following certain events so as to be deemed a constructive termination by the Company without cause.

(2)
The value of options is calculated by multiplying the number of shares underlying each accelerated unvested option by the difference between the per share closing price of the Common Stock on October 31, 2009, and the per share exercise price. The value of restricted stock is calculated by multiplying the number of shares of restricted stock that accelerate by the per share closing price of the Common Stock on October 31, 2009.

(3)
The total amount payable to Mr. Krauss in connection with a change in control would be an amount exceeding 100%, but less than 115%, of the maximum amount that could be paid to him without application of any excise tax imposed by Section 4999 of the Internal Revenue Code. Accordingly, pursuant to his employment agreement this amount represents a reduction in the amount payable to Mr. Krauss to avoid any excise tax on "parachute payments" under Section 280G of the Internal Revenue Code. The calculation of the payment reduction amount does not include a valuation of the non-competition covenant in Mr. Krauss's employment agreement. A portion of the amounts and benefits that may be paid or provided to Mr. Krauss in connection with a change in control termination may be attributable to reasonable compensation for the non-competition covenant and could eliminate or reduce the reduction amount.

(4)
The calculation of the gross-up payment amount does not include a valuation of the non-competition covenant in Ms. Goldstein's employment agreement. A portion of the amounts and benefits that may be paid or provided to Ms. Goldstein in connection with a change in control termination may be attributable to reasonable compensation for the non-competition covenant and could eliminate or reduce the gross-up payment amount.

Compensation of Directors During 2009 Fiscal Year

        The Compensation Committee has the responsibility for establishing appropriate compensation and reimbursement policies for non-employee members of the Board of Directors. Such compensation may include, but is not limited to, the following elements: retainer, meeting fees, committee fees, committee chair fees, equity or stock compensation, benefits and perquisites. All directors, other than Messrs. Feder and Zelnick, are regarded as non-employee directors.

        Pursuant to its charter, the Compensation Committee periodically reviews non-employee director compensation and benefits. As part of this review in 2009, the Compensation Committee engaged Executive Compensation Advisors to provide competitive market data and advice regarding outside director compensation. The Compensation Committee determined not to change the compensation payable to our non-employee directors in 2009.

        The key elements of the compensation payable to our non-employee directors are as follows:

        Annual Retainer.    Each non-employee director is paid an annual retainer of $225,000 in quarterly installments, following the end of each quarter of service. Of this amount, $60,000 of the annual retainer is paid in cash and $165,000 is paid in shares of restricted stock. In addition, the Lead Independent Director receives an additional annual retainer of $200,000, of which $100,000 is paid in cash in quarterly installments and $100,000 is paid in shares of restricted stock. The Lead Independent Director does not receive any additional compensation for serving as chairperson of the Executive Committee. Instead of receiving a cash payment, non-employee directors may make an irrevocable election to receive 100% of their annual retainer and committee fees, if applicable, in shares of restricted stock.

        Fees for Committee Members.    As additional compensation for service as chairperson, the chairperson of the Audit Committee receives an annual cash retainer of $35,000, the chairperson of the Compensation Committee receives an annual cash retainer of $25,000 and the chairperson of the Corporate Governance Committee receives an annual cash retainer of $20,000. In addition, members of the Audit Committee, other than the chairperson, receive an additional annual cash retainer of $10,000.

        Restricted Stock.    The shares of restricted stock granted to non-employee directors vest in three equal annual installments commencing on the first anniversary of the grant date. Grants of restricted stock are made on the fifth trading day following the filing of the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable. The number of shares of restricted stock granted is determined by dividing the dollar value of the restricted stock to be delivered by the average of the closing prices of our Common Stock on the ten trading days prior to the date of grant.

        Reimbursement of Certain Expenses.    Non-employee directors are reimbursed for travel expenses to attend board and committee meetings and to attend director education seminars, in accordance with policies approved from time to time.

 Director Compensation Table

        The following table sets forth information concerning the compensation of the Company's non-employee directors during the fiscal year ended October 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Robert A. Bowman	70,000	116,532	73,045	259,577
Grover C. Brown	60,000	131,342	24,405	215,747
Michael Dornemann	160,000	123,966	72,750	356,716
John F. Levy	95,000	129,085	22,056	246,141
J Moses(2)	22,500	145,484	72,750	240,734
Michael Sheresky	85,000	117,139	72,750	274,889

(1)
Reflects the dollar amounts recognized with respect to the directors' stock awards and option awards for financial statement reporting purposes during fiscal year 2009. For additional information, see Note 14 under the heading "Stock-Based Compensation" of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2009. The amounts reflect the accounting expense for these awards and do not correspond to actual value that may be recognized by the directors with respect to these awards.

(2)
Mr. Moses elected to receive his committee fees in shares of restricted stock for second, third and fourth fiscal quarters of 2009.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended October 31, 2009, Messrs. Dornemann, Moses and Sheresky served as members of the Compensation Committee. During the fiscal year ended October 31, 2009:

  •
  none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

  •
  none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

  •
  none of the Company's executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity's executive officers served on the Company's Compensation Committee;

  •
  none of the Company's executive officers was a director of another entity where one of that entity's executive officers served on the Company's Compensation Committee; and

  •
  none of the Company's executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity's executive officers served as a director on the Board of Directors.

 VOTING SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of the Record Date (unless otherwise noted), relating to the beneficial ownership of shares of the Common Stock by (i) each person or entity who is known by the Company to own beneficially five percent or more of the outstanding Common Stock, (ii) each current director, (iii) each director nominee, (iv) each of the Named Executive Officers and (v) all current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Outstanding Common Stock Beneficially Owned
OppenheimerFunds, Inc.(3)	12,277,167	14.52%
Carl C. Icahn and related entities(4)	10,213,552	12.08%
FMR LLC(5)	9,722,810	11.50%
BlackRock, Inc.(6)	9,289,163	10.99%
Harbinger Holders, LLC(7)	5,800,000	6.86%
Strauss Zelnick(8)	3,149,832	3.72%
Ben Feder(9)	3,092,428	3.66%
Karl Slatoff(10)	3,078,836	3.64%
Seth Krauss(11)	219,270	*
Lainie Goldstein(12)	190,728	*
J Moses(13)	73,356	*
Michael Dornemann(14)	71,781	*
Grover C. Brown(15)	66,800	*
John F. Levy(16)	66,700	*
Robert A. Bowman(17)	60,700	*
Michael Sheresky(18)	59,033	*
SungHwan Cho	0	*
Gary Dale	0	*
Brett Icahn	0	*
James L. Nelson	0	*
Manuel Sousa	0	*
All current directors and executive officers as a group (11 persons)(19)	3,878,200	4.59%

*
Less than 1%.

(1)
Unless otherwise indicated, the address of each beneficial owner is Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012. The address of OppenheimerFunds, Inc. is Two World Financial Center, 225 Liberty Street, New York, New York 10281. The address of Carl C. Icahn is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, New York 10153 (the addresses of Mr. Icahn's related entities are set forth in footnote (4) below). The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. The address of Harbinger Holdings, LLC and its related entities is 450 Park Avenue, 30th Floor, New York, New York 10022 (other than Harbinger Capital Partners Master Fund I, Ltd. whose address is c/o International Fund Services (Ireland) Limited, Third Floor, Bishop's Square, Redmond's Hill, Dublin 2, Ireland). The addresses of each of Messrs. Cho, Icahn and Nelson is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, New York 10153.

(2)
Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. A person is deemed to be the beneficial owner of securities that may be acquired by such person within 60 days after the Record Date upon the exercise of options and is not deemed to be the beneficial owner of securities that may not be acquired within 60 days after the Record Date upon the exercise of options (referred to in the footnotes below as "unvested options"). Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days after the Record Date have been exercised.

(3)
Based on information contained in a report on Schedule 13G filed with the SEC on February 3, 2010. OppenheimerFunds, Inc. reported shared voting and dispositive authority with Oppenheimer Quest Opportunity Value Fund with respect to these shares.

(4)
Based on information contained in a report on Schedule 13D/A filed with the SEC on January 28, 2010, amending a Schedule 13D originally filed on December 17, 2009 and amended on January 21, 2010, filed jointly by Carl C. Icahn and the following related entities: (a) High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Beckton Corp., each of whose address is White Plains Plaza, 445 Hamilton Avenue-Suite 1210, White Plains, New York 10601, and (b) Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, and Icahn Partners Master Fund III LP, each of whose address is c/o Walkers SPV Limited, P.O. Box 908GT, 87 Mary Street, George Town, Grand Cayman, Cayman Islands.

(5)
Based on information contained in a report on Schedule 13G/A filed with the SEC on February 10, 2010.

(6)
Based on information contained in a report on Schedule 13G filed with the SEC on January 8, 2010.

(7)
Based on information contained in a report on Schedule 13G filed with the SEC on December 18, 2009 by Harbinger Holdings, LLC, along with the related entities Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners LLC and Philip Falcone. Harbinger Holdings, LLC reported shared voting and dispositive authority with the related entities with respect to these shares.

(8)
Mr. Zelnick is a partner at ZelnickMedia. The shares listed include 80,000 shares of Common Stock held by Zelnick/Belzberg Living Trust (such shares are indirectly held by Mr. Zelnick) and 1,451,400 shares of Common Stock and 1,618,432 shares underlying options held by ZelnickMedia (such shares and options are not held individually by Mr. Zelnick). Does not include 390,643 shares issuable upon the exercise of unvested options held by ZelnickMedia.

(9)
Mr. Feder is a partner at ZelnickMedia. The shares listed include 22,596 shares of Common Stock directly held by Mr. Feder and 1,451,400 shares of Common Stock and 1,618,432 shares underlying options held by ZelnickMedia (such shares and options are not held individually by Mr. Feder). Does not include 390,643 shares issuable upon the exercise of unvested options held by ZelnickMedia.

(10)
Mr. Slatoff is a partner at ZelnickMedia. The shares listed include 9,004 shares of Common Stock directly held by Mr. Slatoff and 1,451,400 shares of Common Stock and 1,618,432 shares underlying options held by ZelnickMedia (such shares and options are not held individually by Mr. Slatoff). Does not include 390,643 shares issuable upon the exercise of unvested options held by ZelnickMedia.

(11)
Represents 119,270 shares of Common Stock and 100,000 shares underlying options.

(12)
Represents 158,728 shares of Common Stock and 32,000 shares underlying options.

(13)
Represents 48,356 shares of Common Stock and 25,000 shares underlying options.

(14)
Represents 46,781 shares of Common Stock and 25,000 shares underlying options.

(15)
Represents 41,800 shares of Common Stock and 25,000 shares underlying options.

(16)
Represents 41,700 shares of Common Stock and 25,000 shares underlying options.

(17)
Represents 35,700 shares of Common Stock and 25,000 shares underlying options.

(18)
Represents 34,033 shares of Common Stock and 25,000 shares underlying options.

(19)
Includes, or excludes, as applicable, shares of Common Stock beneficially owned by the current directors and officers as described in the preceding footnotes (the 1,451,400 shares of Common Stock and 1,618,432 shares underlying options held by ZelnickMedia, and beneficially owned by Messrs. Zelnick, Feder and Slatoff, are only included once).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement.

        The Company is party to a Management Agreement dated March 30, 2007, as amended, with ZelnickMedia. Pursuant to the Management Agreement, ZelnickMedia provides financial and management consulting services to the Company. ZelnickMedia consults with the Board of Directors and management of the Company and its subsidiaries in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board of Directors. The Management Agreement initially had a term ending October 31, 2011, unless earlier terminated by either ZelnickMedia or the Company in accordance with the terms thereof, with automatic renewal for successive one-year periods unless either party terminates upon 90 days' prior written notification to the other party. During the term, the Management Agreement initially provided that ZelnickMedia would receive a monthly management fee of $62,500, an annual cash bonus of up to $750,000 upon the achievement by the Company of certain performance thresholds and the grant of options and/or shares of restricted stock based on a predetermined formula. The Company did not achieve such performance thresholds for the fiscal year ended October 31, 2007, and no annual cash bonus was paid in respect of such year. The Management Agreement provided that, based on the then current market price of the Common Stock, the Company grant stock options and/or issue shares of restricted Common Stock to ZelnickMedia. Since the market price of the Common Stock was below the level specified in the Management Agreement, ZelnickMedia did not receive any shares of restricted Common Stock and, on August 27, 2007, we issued ZelnickMedia stock options to acquire 2,009,075 shares of Common Stock at an exercise price of $14.74 per share pursuant to the terms of the Management Agreement. These options vest in equal monthly installments over 36 months and expire 10 years from the date of grant. If the Management Agreement is terminated prior to October 31, 2012 (the termination date as provided in the Second Amendment discussed below) upon a change in control, ZelnickMedia will be paid on the date of termination all earned but unpaid management fees and accrued but unpaid annual bonus, all management fees that would have been paid through October 31, 2012, and the amount of the annual bonus that would have been paid for the current year based on the year-to-date performance of the Company, and all unvested stock options vest. In addition, if the Management Agreement is terminated in connection with a Change in Control, ZelnickMedia will be paid on the date of termination all annual bonus payments that would have been payable through October 31, 2012, assuming 50% of the maximum annual bonus would be payable in each future fiscal year. ZelnickMedia also is entitled to the reimbursement of expenses in connection with the Management Agreement and any and all transactions relating thereto. Strauss Zelnick, the President of ZelnickMedia, was initially entitled during the term of the Management Agreement to serve as non-Executive Chairman of the Company (and now serves as Executive Chairman in accordance with the Second Amendment, as described below). Mr. Zelnick also has the authority during such term to hire and/or terminate the Chief Executive Officer and the Chief Financial Officer of the Company, subject to the approval of the Compensation Committee.

        The Management Agreement initially contemplated that Mr. Feder would act as the Chief Executive Officer of the Company on an interim basis while ZelnickMedia assisted the Company in identifying and recruiting a qualified individual to act as Chief Executive Officer of the Company on a permanent basis. During the course of the fiscal year ended October 31, 2007, Mr. Feder continued to devote substantially all of his business time to acting as the Chief Executive Officer of the Company and ZelnickMedia provided the services of other executives, including Messrs. Zelnick and Slatoff. These services were substantially in excess of the level of services which the parties initially contemplated would be provided by ZelnickMedia and were greatly valued by the Company. Accordingly, ZelnickMedia and the Company agreed to amend the Management Agreement to reflect the services actually being provided by ZelnickMedia and to revise the compensation payable to ZelnickMedia appropriately.

        As a result of the foregoing, the Company entered into a second amendment to the Management Agreement on February 14, 2008 (the "Second Amendment"), pursuant to which, effective on April 1, 2008 the monthly management fee was increased to $208,333 ($2,500,000 per year) and the maximum annual bonus was increased to $2,500,000. The annual bonus for the fiscal year ended October 31, 2008 was $1,770,833, which was based on a maximum bonus of $312,500 pro rated based on five months at a maximum annualized rate of $750,000 and a maximum bonus of $1,458,333 pro rated based on seven months at a maximum annualized rate of $2,500,000. The Second Amendment sets forth in more detail the services and personnel to be provided by ZelnickMedia. More specifically, the Second Amendment provides that Mr. Zelnick will be Executive Chairman of the Company and that Messrs. Feder and Slatoff shall enter into employment agreements with the Company to serve as Chief Executive Officer and Executive Vice President of the Company, respectively. For a description of the employment agreements with Messrs. Feder and Slatoff, see "Compensation Discussion and Analysis—Executive Chairman, CEO, and Executive Vice President Compensation". The Second Amendment also provides that other ZelnickMedia personnel will provide services to the Company on an as-needed basis. The Second Amendment extended the term of the Management Agreement until October 31, 2012.

        The Second Amendment also provided for certain other amendments to the Management Agreement (the "Conditional Amendments") that were effective only upon the approval of an amendment to the Company's Incentive Stock Plan by the stockholders of the Company at the 2008 Annual Meeting of Stockholders (the "Stockholder Approval"). If the stockholders of the Company did not approve the amendment to the Company's Incentive Stock Plan at the 2008 Annual Meeting, then the Conditional Amendments would have been null and void. The Conditional Amendments provided for the grant of 1,500,000 shares of restricted Common Stock to ZelnickMedia, as described below, and required the Company to file with the SEC a Registration Statement on Form S-3 registering for resale all of the shares of Common Stock granted to ZelnickMedia under the Management Agreement, including the additional equity grants made pursuant to the Second Amendment. The Conditional Amendments also provide that the Management Agreement will not be further revised during its term.

        As noted above, the Second Amendment provided that if the Stockholder Approval was obtained, the Company would grant 1,500,000 shares of restricted Common Stock to ZelnickMedia. These shares were granted pursuant to two separate grants, an award of 600,000 shares of restricted stock subject to time-based vesting conditions (the "Time-Based Award") and an award of 900,000 shares of restricted stock subject to market-based vesting conditions (the "Market-Based Award"), on June 13, 2008, the fifth trading day following the filing of the Company's Quarterly Report on Form 10-Q for its second fiscal quarter (ended April 30, 2008). The terms of the Time-Based Award and Market-Based Award are as follows:

  •
  The Time-Based Award is a restricted stock award of 600,000 shares of Common Stock that will vest in equal installments on each of the first, second and third anniversaries of the grant date, subject to the Management Agreement not being terminated prior to the applicable vesting date. However, the Time-Based Award will immediately vest in full if the Management Agreement is terminated by ZelnickMedia for Good Reason (as defined in the Management Agreement) or by the Company without Cause (as defined in the Management Agreement). Further, in the event of a Change in Control all unvested shares of restricted stock under the Time-Based Award will vest in full immediately prior to the consummation of such Change in Control. ZelnickMedia will forfeit to the Company any and all restricted stock that has not previously vested under the Time-Based Award if the Management Agreement is terminated by the Company for Cause or by ZelnickMedia without Good Reason. Generally, ZelnickMedia may not sell or otherwise dispose of any Common Stock that it acquires pursuant to the Time-Based Award until the earlier of October 31, 2012 or the termination of the Management Agreement.

  •
  The Market-Based Award is a restricted stock award of 900,000 shares of Common Stock that may vest on or after each of the Vesting Dates listed in the table below in the amounts set forth opposite the applicable Vesting Date, and subject to, with respect to each tranche, (i) the achievement of a price per share of Common Stock which would place the stockholder return on our Common Stock in the 75th percentile of the stockholder returns of all of the companies in the NASDAQ Industrial Index, and (ii) the Management Agreement not being terminated prior to the achievement of the applicable performance goal for such Vesting Date.

Vesting Date	Shares Eligible to Vest
First anniversary of grant date	180,000
Second anniversary of grant date	270,000
Third anniversary of grant date	405,000
Fourth anniversary of grant date	45,000

        As of the first Vesting Date, the stockholder return on our Common Stock was in the 16th percentile of the stockholder returns of all of the companies. Because the Company did not achieve its performance target as of the first Vesting Date, all such shares eligible to vest as of the first Vesting Date currently remain unvested. If the Company achieves the performance target as of any Vesting Date, all of the shares of restricted stock that did not vest on any prior Vesting Date shall nevertheless vest on such Vesting Date for which the Company achieves the performance target. However, the Market-Based Award will immediately vest in full if the Management Agreement is terminated by ZelnickMedia for Good Reason or by the Company without Cause. In the event of a Change in Control, all unvested shares of restricted stock under the Market-Based Award will vest in full immediately prior to the consummation of such Change in Control.

        ZelnickMedia will forfeit to the Company any and all restricted stock not previously vested under the Market-Based Award if the Management Agreement is terminated by the Company for Cause or by ZelnickMedia without Good Reason. Generally, ZelnickMedia may not sell or otherwise dispose of any Common Stock that it acquires pursuant to the Market-Based Award until the earlier of October 31, 2012 or the termination of the Management Agreement.

        For additional information on the Second Amendment and the Time-Based Award and the Market-Based Award, including the full text thereof, see the Current Report on Form 8-K filed by the Company with the SEC on February 15, 2008.

Icahn Agreement.

        On January 20, 2010, the Company and Carl C. Icahn, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., and Beckton Corp. (collectively, the "Icahn Group") entered into an agreement (the "Icahn Agreement") pursuant to which the Company agreed that it will include SungHwan Cho, Brett Icahn, and James Nelson, and not include Grover C. Brown, Ben Feder, and John F. Levy, in its slate of nominees for election as directors of the Company at the Annual Meeting. In connection with, and subject to the terms of, the Icahn Agreement, the Icahn Group will refrain from the solicitation of proxies in connection with the Annual Meeting and will cause all shares of the Company common stock beneficially owned by each member to be voted at the Annual Meeting in favor of the directors nominated by the Company's Board of Directors.

        In addition, pursuant to the Icahn Agreement,

  •
  The Icahn Group shall have the right to submit the name of a replacement to the Company for its approval in the event that any of SungHwan Cho, Brett Icahn, and James Nelson is unable to serve as a nominee for election as director or to serve as a director for any reason.

  •
  If anytime after January 20, 2010 the Icahn Group ceases collectively to beneficially own, net of Short Interests (as defined in the Icahn Agreement) at least 4,159,359 shares of common stock, par value $0.01 per share, of the Company, the Icahn Group shall cause each of SungHwan Cho, Brett Icahn, and James Nelson or their respective replacements to promptly tender his resignation from the Board of Directors and any committee of the Board of Directors on which he then sits.

  •
  The Icahn Group shall not present any proposal for consideration at the Annual Meeting or deposit any of the common stock held by the Icahn Group or its affiliates in a voting trust or subject them to a voting agreement or other arrangement of similar effect with respect to the Annual Meeting.

        For additional information on the Icahn Agreement, including the full text thereof, see the Current Report on Form 8-K filed by the Company with the SEC on January 20, 2010.

 SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

        The members of our Board of Directors, our executive officers and persons who beneficially own more than 10% of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, as amended, which requires them to file reports with respect to their ownership of our Common Stock and their transactions in such Common Stock. Based solely upon a review of the copies of Section 16(a) reports that we have received from such persons or entities for transactions in our Common Stock and their Common Stock holdings for fiscal 2009, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors and executive officers.

NO INCORPORATION BY REFERENCE

        In its filings with the SEC, the Company sometimes "incorporates by reference" certain information. This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the "Report of the Audit Committee" and the "Report of the Compensation Committee" contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be "soliciting material."

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        The Company currently anticipates holding its Annual Meeting of Stockholders for its fiscal year ending October 31, 2010 in April 2011. Accordingly, stockholders who wish to present proposals, nominate directors or present other business appropriate for consideration at the Company's Annual Meeting of Stockholders to be held in 2011 must submit the proposal in proper form and in satisfaction of the conditions established by the SEC, to the Company at its address set forth on the first page of this proxy statement not later than November 2, 2010 in order for the proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting.

        As provided in the Company's bylaws, for any proposal, director nomination or other business that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2011 Annual Meeting of Stockholders, notice of intention to present the proposal, nominate directors or present other appropriate business must be received in writing by the Company by no earlier than December 16, 2010 and no later than January 15, 2011. Address all notices of intention to present proposals at the 2011 Annual Meeting of Stockholders to Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012, Attn: Investor Relations.

 OTHER MATTERS

        The Board of Directors is aware of no other matter, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

By order of the Board of Directors,

Ben Feder Chief Executive Officer

February 26, 2010

 Annex A

TAKE-TWO INTERACTIVE SOFTWARE, INC.

 AMENDMENT TO 2009 STOCK INCENTIVE PLAN

 AMENDMENT No. 1
TAKE-TWO INTERACTIVE SOFTWARE, INC.
2009 STOCK INCENTIVE PLAN

        This Amendment (the "Amendment") to the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan, as adopted on April 23, 2009, is made effective as of this 26th day of February 2010, subject to the approval of the Amendment by the stockholders of Take-Two Interactive Software, Inc. (the "Company"), in accordance with the provisions of Section 12.1 of the Plan.

  WHEREAS, the Company maintains the Plan; and

        WHEREAS, pursuant to Section 12.1 of the Plan, the Plan may be amended by either the Company's Board of Directors (the "Board") or the Compensation Committee of the Board (the "Committee"), subject, in the case of certain amendments, to approval by the Company's stockholders; and

        WHEREAS, the Board believes it to be in the best interests of the Company to amend the Plan to increase the number of shares that may be issued to participants in the Plan in connection with awards granted thereunder.

        NOW, THEREFORE, the Plan is hereby amended by striking the number "4,900,000" from the first sentence of Section 4.1 of the Plan and replacing it with "7,650,000".

        Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

*    *    *

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 26th day of February 2010, on behalf of the Board.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
By:	/s/ DANIEL P. EMERSON
Name:	Daniel P. Emerson
Title:	Corporate Secretary

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0000043355_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Strauss Zelnick 02 Robert A. Bowman 03 Sung Hwan Cho 04 Michael Dornemann 05 Brett Icahn 06 J. Moses 07 James L. Nelson 08 Michael Sheresky TAKE-TWO INTERACTIVE SOFTWARE, INC. ATT: INVESTOR RELATIONS622 BROADWAY NEW YORK,NY 10012 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 14, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2 Approval of the Amendment to the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan. 3 Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2010. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000043355_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . TAKE-TWO INTERACTIVE SOFTWARE, INC. Annual Meeting of Stockholders April 15, 2010 This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Ben Feder, Seth Krauss and Daniel Emerson, or any one of them acting individually, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Take-Two Interactive Software, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:00 p.m., local time on April 15, 2010, at the W Hotel Union Square, 201 Park Avenue South, New York, New York, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS BALLOT FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2 AND 3. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side

QuickLinks

  February 26, 2010
TAKE-TWO INTERACTIVE SOFTWARE, INC. 622 Broadway New York, New York 10012
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 15, 2010
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 15, 2010
Our Proxy Statement and 2009 Annual Report to Stockholders are available at http://www.proxyvote.com
AVAILABILITY OF CERTAIN DOCUMENTS
ELECTION OF DIRECTORS (Proposal 1)
AMENDMENT TO THE 2009 STOCK INCENTIVE PLAN (Proposal 2)
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 3)
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan-Based Awards
Equity Compensation Plan Information
Outstanding Equity Awards at Fiscal Year-End
Director Compensation Table
VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE
NO INCORPORATION BY REFERENCE
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
OTHER MATTERS
  Annex A
TAKE-TWO INTERACTIVE SOFTWARE, INC.
AMENDMENT TO 2009 STOCK INCENTIVE PLAN
AMENDMENT No. 1 TAKE-TWO INTERACTIVE SOFTWARE, INC. 2009 STOCK INCENTIVE PLAN